Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Enfora, Inc. and Subsidiaries
December 31, 2009 and 2008

Report of Independent Certified Public Accountants

The Audit Committee of the Board of Directors

Enfora, Inc.

We have audited the accompanying consolidated balance sheets of Enfora, Inc. and subsidiaries (a Delaware corporation) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enfora, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas
May 19, 2010

Enfora, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value per share)

December 31,

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$4,161	$3,717
Accounts receivable, net of allowance for doubtful accounts of $577 in 2009 and $527 in 2008	8,608	16,979
Inventories	7,022	10,713
Note receivable	1,500	—
Prepaid expenses	680	628

Total current assets	21,971	32,037
Property and equipment, net	2,000	2,986
Deposits and other prepayments	187	6

Total assets	$24,158	$35,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$5,189	$10,996
Notes payable - current portion	828	4,131
Accounts payable	3,389	7,849
Accrued liabilities	5,139	7,015

Total current liabilities	14,545	29,991
Long-term liabilities
Notes payable - noncurrent portion	9,342	9,525
Warrant liability	416	—

Total long-term liabilities	9,758	9,525
Commitments and contingencies (Note 8)
Stockholders’ equity
Redeemable convertible preferred stock - Series A, $0.001 par value, 12,500 and 7,000 shares authorized 9,266 and 6,380 issued and outstanding (liquidation value $35,261 and $24,130 including cumulative undeclared dividends) at December 31, 2009 and 2008, respectively	26,613	18,020
Common stock $0.001 par value, 27,500 and 19,000 shares authorized, 10,855 and 10,556 issued and outstanding at December 31, 2009 and 2008, respectively	11	11
Additional paid-in capital	11,343	4,574
Accumulated deficit	(38,116)	(27,092)
Cumulative translation adjustment	4	—

Total stockholders’ equity (deficit)	(145)	(4,487)

Total liabilities and stockholders’ equity	$24,158	$35,029

The accompanying notes are an integral part of these consolidated financial statements.

Enfora, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

Years ended December 31,

	2009	2008
Revenues	$52,514	$95,897
Cost of goods sold	35,340	70,886

Gross profit	17,174	25,011
Operating expenses
Research and development	7,206	12,319
Sales and marketing	6,061	10,047
General and administrative	5,911	9,427
Depreciation and amortization	1,160	980

Total operating expenses	20,338	32,773

Loss from operations	(3,164)	(7,762)
Other income (expense)
Interest expense - cash	(2,256)	(1,855)
Interest expense - non-cash	(5,726)	(221)
Other income, net	135	74

Total other expense	(7,847)	(2,002)

Loss before income taxes	(11,011)	(9,764)
Provision for income taxes	(13)	(13)

Net loss	$(11,024)	$(9,777)

The accompanying notes are an integral part of these consolidated financial statements.

Enfora, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

Years ended December 31, 2009 and 2008

	Redeemable convertible preferred stock		Common stock		Additional paid-in	Accumulated	Cumulative translation	Total stockholders’ equity
	Shares	Amount	Shares	Amount	capital	deficit	adjustment	(deficit)
Balance at January 1, 2008	6,380	$18,020	10,485	$10	$1,746	$(17,315)	$—	$2,461
Issuance of warrants	—	—	—	—	674	—	—	674
Stock-based compensation	—	—	—	—	2,053	—	—	2,053
Issuance of common stock	—	—	71	1	101	—	—	102
Net loss	—	—	—	—	—	(9,777)	—	(9,777)

Balance at December 31, 2008	6,380	18,020	10,556	11	4,574	(27,092)	—	(4,487)
Issuance of warrants	—	—	—	—	1,714	—	—	1,714
Stock-based compensation	—	—	—	—	1,376	—	—	1,376
Issuance of common stock	—	—	299	—	1	—	—	1
Conversion of subordinated notes	2,729	8,125	—	—	—	—	—	8,125
Beneficial conversion feature	—	—	—	—	3,678	—	—	3,678
Issuance of preferred stock	157	468	—	—	—	—	—	468
Net loss	—	—	—	—	—	(11,024)	—	(11,024)
Cumulative translation adjustment	—	—	—	—	—	—	4	4

Balance at December 31, 2009	9,266	$26,613	10,855	$11	$11,343	$(38,116)	$4	$(145)

The accompanying notes are an integral part of this consolidated financial statement.

Enfora, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For the years ended December 31,

	2009	2008
Operating activities
Net loss	$(11,024)	$(9,777)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation and amortization	1,160	980
Stock-based compensation	1,376	2,053
Provision for doubtful accounts	326	245
Interest expense non-cash and other warrant expense	5,726	249
Changes in operating assets and liabilities
Receivables	8,045	(5,593)
Inventory	3,691	6,938
Notes receivable	(1,500)	—
Prepaid expenses and other assets	133	350
Accounts payable	(4,460)	(4,474)
Accrued expenses	(1,872)	1,130

Net cash provided (used) by operating activities	1,601	(7,899)
Investing activities:
Acquisition of property and equipment	(175)	(1,742)

Net cash used by investing activities	(175)	(1,742)
Financing activities:
Proceeds from line of credit	54,551	71,802
Payments on line of credit	(60,358)	(68,006)
Proceeds from notes payable	—	8,000
Repayment of notes payable	(3,137)	(3,269)
Proceeds from subordinated convertible debt	7,500	—
Proceeds from sale of preferred stock	468	—
Proceeds from sale of common stock	1	102

Net cash provided (used) by financing activities	(975)	8,629
Effect of exchange rate on cash	(7)	—

Net increase (decrease) in cash and cash equivalents	444	(1,012)
Cash and cash equivalents at beginning of year	3,717	4,729

Cash and cash equivalents at end of year	$4,161	$3,717

Supplemental disclosures:
Cash paid during the period for
Interest	$2,256	$2,033
Income taxes	13	6
Supplemental schedule of noncash investing and financing activities:
Warrants issued for debt and guarantee	$1,714	$674
Conversion of subordinated debt for preferred stock	$8,125	$—

The accompanying notes are an integral part of these consolidated financial statements.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Enfora, Inc. and Subsidiaries (the “Company” or “Enfora”) is a provider of wireless networking solutions that enable enterprises to access, analyze and leverage information from their geographically dispersed assets. Our solutions, consisting of wireless modules, integrated products, and enterprise software, are based on our distributed-intelligence architecture that provides a valuable link between an enterprise and its remote assets. Enterprises deploy our solutions for location-based, monitoring and control, and asset intelligence applications, including fleet management, automated meter reading, security and surveillance and inventory management.

We were incorporated in Delaware in December 1998 as Nextcell Inc. In 2001, we changed our name to Enfora, Inc., and in 2003, we converted to a limited partnership and became Enfora, L.P. On September 21, 2006, we converted from a partnership to a Delaware corporation in connection with an investment by two outside venture capital firms.

Basis of Presentation

Our consolidated financial statements include the financial statements of Enfora Inc. and its wholly owned foreign subsidiaries, Enfora Asia Pacific PTE Ltd., Enfora HK Limited and Enfora Comércio de Electronicôs Ltda. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In conformity with U.S. generally accepted accounting principles, we are required to make accounting estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and in the accompanying notes. The accounting estimates that require our most significant, difficult and subjective judgments include:

•	the valuation of inventory;

•	the valuation of share-based compensation;

•	the recognition and measurement of deferred tax assets and liabilities;

•	the collectability of accounts receivable;

•	the valuation of contingent liabilities, including our product warranty reserve; and

•	the estimate of potential royalty and license fees.

We believe the estimates, judgments, and assumptions upon which we rely are appropriate and correct, based upon information available to us at the time they are made. The actual results we experience may differ materially from our estimates. If there are material differences between these estimates, judgments, or assumptions and actual facts our consolidated financial statements will be affected.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Financial Instruments

Financial instruments included in the Company’s consolidated financial statements include cash and cash equivalents, accounts receivable, other assets, accounts payable, and notes payable. Unless otherwise disclosed in the notes to the consolidated financial statements, the carrying value of financial instruments approximates fair value due to the short period of time to maturity. The carrying value of debt approximates fair value as terms approximate market terms currently available for similar debt instruments. Equity options and warrants are priced using option pricing models and third party valuations.

Cash and Cash Equivalents

We consider highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents consist of bank deposits and money market funds. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded net of an allowance for doubtful accounts.

We evaluate the collectability of our accounts receivable based on several factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific allowance for doubtful accounts against amounts due to us and reduce the net recorded receivable to the amount we reasonably believe will be collected. We also consider recognizing allowances for doubtful accounts based on the length of time the receivables are outstanding compared to contractual terms, industry and geographic concentrations, the current business environment, and our historical experience. Accounts are written off after final collection efforts are exhausted. If the financial condition of our customers deteriorates or if economic conditions worsen, increases in the allowance may be required in the future. We cannot predict future changes in the financial stability of our customers; therefore, revisions to specific allowances may be required in the future.

Changes in the allowance for doubtful accounts are as follows (in thousands):

	2009	2008
Beginning balance	$527	$290
Provision for doubtful accounts	326	245
Write-offs	(276)	(8)

Ending balance	$577	$527

We carry insurance on some of our trade customer accounts that provides limited coverage in the event of nonpayment.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventory Valuation

Our inventories are stated at the lower of average cost or estimated net realizable value. Amounts are typically removed from inventory using the first-in, first-out method. Adjustments to reduce our inventories to estimated realizable value, including write downs for excess and obsolete inventories, are determined by comparing inventory levels of individual materials and parts to current demand forecasts and historical usage for those items. In addition, we review other individual facts and circumstances to determine necessary adjustments to reduce our inventories to estimated realizable value. Actual amounts realized upon the sale of inventories may differ from estimates used to determine inventory valuations due to changes in customer demand, technology, and other factors.

Property and Equipment

Our property and equipment are stated at cost, net of accumulated depreciation and amortization. We calculate depreciation using the straight-line method over the estimated useful lives of the assets, which generally range from three to seven years. We amortize leasehold improvements using the straight-line method over the lesser of their estimated useful lives or remaining lease terms. Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $1,160,312 and $979,745, respectively.

Revenue Recognition

We derive our revenue primarily from sales of cellular-based modules and integrated products and, to a lesser extent, from product license fees, design services, software licensing agreements and post contract support (PCS).

Revenues from sales of modules and integrated products are recognized when all of the following conditions are met: a) persuasive evidence of an arrangement exists; b) the price is fixed or determinable; c) the service is performed (delivery); and d) collectability of the resulting receivable is reasonably assured. Depending on the nature of the customer and the related sale terms, revenue is either recognized upon shipment or upon customer payment. Inventories shipped for which the Company has not yet recognized revenue was $193,047 and $548,127 at December 31, 2009 and 2008, respectively and such amounts are included in finished goods inventories.

Revenue from the sales of modules and integrated platforms accounted for approximately 93% and 95% of total revenues for 2009 and 2008, respectively.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Certain customers use our intellectual property, as a component of their own product. We receive revenue from the licensing of the right to manufacture certain products. Our royalties from these licenses scale from higher rates at product launch to lower rates as total production milestones are met. These customers self report their sales to Enfora, after which the Company invoices the customer. Royalty revenue is recognized when earned according to the terms of the agreements and when realization of collectability is considered reasonably assured. Where royalties are based upon licensee sales, revenue is recognized upon analysis of sales results of licensees.

We provide engineering design and test services for our customers to enhance their usage of our products. Design service revenue is recognized as services are performed over the term of the design services contract.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-13. This standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services and support, to a customer at different times as part of a single revenue generating transaction. The standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. Specifically, it modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price.

The FASB also issued ASU 2009-14, to amend the scope of arrangements under existing software revenue recognition authoritative literature to exclude tangible products containing software components and non-software components that function together to deliver a product’s essential functionality.

In most cases, embedded software in our hardware products is incidental to the product value. Beginning in 2009 we introduced a new product offering where software is essential to the functionality of the hardware and includes post contract support. These types of arrangements represent a multiple deliverable revenue arrangement.

ASU 2009-13 and ASU 2009-14 are effective prospectively for revenue arrangements entered into in fiscal years beginning on or after June 15, 2010, with early application and retrospective application permitted. We elected early adoption effective January 1, 2009. Retrospective application was not applicable since the Company’s related revenue activity began in 2009.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Under ASU 2009-13, in multiple element arrangements, the total consideration received from customers must be allocated to the elements based on a relative selling price. The new accounting guidance establishes a hierarchy to determine the selling price to be used for allocating revenue to deliverables as follows: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“ESP”). Because the Company has neither VSOE nor TPE, revenue has been based on the Company’s ESP. Amounts allocated to the delivered hardware and the related essential software are recognized at the time of the sale provided all other revenue recognition criteria have been met. Amounts allocated to PCS are recognized on a straight-line basis over the PCS period, usually twelve months. In 2009, revenue from multiple element arrangements was not significant.

The Company’s process for determining its ESP for deliverables without VSOE or TPE considers multiple factors that may vary depending upon the unique facts and circumstances related to each deliverable. Our prices are determined based upon cost to produce our products, expected order quantities and acceptance in the marketplace. In addition, when developing ESPs for products we may consider other factors as appropriate including the pricing of competitive alternatives if they exist, and product-specific business objectives.

The Company accounts for multiple element arrangements that consist only of software and PCS with industry specific accounting guidance for software and software-related transactions. For such transactions, revenue on arrangements that include multiple elements is allocated to each element based on vendor specific evidence of fair value. If the Company cannot objectively determine the fair value of any undelivered element included in such multiple-element arrangements, the Company defers revenue until all elements are delivered and services have been performed, or until fair value can objectively be determined for any remaining undelivered elements. Where PCS is the only undelivered element the entire arrangement fee is recognized ratably over the term of the PCS arrangement. In 2009, revenue from multiple element arrangements consisting only of software and PCS was not significant.

Taxes Collected

We present revenue net of sales taxes and any similar assessments.

Shipping and Handling

Shipping and handling costs related to product shipments to customers are included in cost of goods sold.

Advertising

We expense the costs of advertising as it is incurred. Advertising expenses for the years ended December 31, 2009 and 2008 were $342,876 and $672,411 respectively.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Product Warranty

We generally provide a minimum of a one-year warranty on all products sold in the United States. Warranties provided in most other countries carry a two-year warranty if mandated by the specific country where the sales occur. Warranties may exceed two years based on agreed-upon contract terms. We record specific warranty provisions for any identified individual product issues.

Changes in the warranty accrual are as follows (in thousands):

	2009	2008
Beginning balance	$1,086	$145
Warranty provisions	99	1,107
Warranty claims	(745)	(166)

Ending balance	$440	$1,086

Royalty Expense

We have license agreements that commit us to pay royalties generally based on a percentage of the sales price of the products using certain technologies. We recognize royalty obligations in accordance with terms of the respective royalty agreements. We have also accrued for royalty expenses in cases where we do not have agreements, by using its current best estimate of its obligation (See Note 8). These estimates are based on various market data and other relevant information. When we enter into such agreements, or when additional information becomes available, estimates will be revised accordingly. Royalty expenses for the years ended December 31, 2009 and 2008 were $1,439,334 and $2,092,196, respectively, which are included in costs of goods sold.

Research and Development

Our research and development expenses consist primarily of personnel-related expenses, lab supplies, training, and prototype materials. We expense all of our research and development costs in the period incurred.

Stock-Based Compensation

We have stock-based employee compensation plans, which are more fully described in Note 6. We account for all awards granted under those plans at fair value.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Accounting for Uncertainty in Income Taxes - ASC Topic 740, previously known as FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”), was issued in June 2006 by the Financial Accounting Standards Board. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC Topic 740 requires companies to determine that it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. ASC Topic 740 also provides guidance on the derecognition of tax benefits, measurement and classification of income tax uncertainties, along with any related interest and penalties. ASC Topic 740 also requires significant additional disclosures regarding uncertain tax positions. ASC Topic 740 is effective for years beginning after December 15, 2006 for public companies. The Company is a nonpublic company and as such adopted ASC Topic 740 in the first quarter of 2009 on a prospective basis in compliance with the deferral granted to nonpublic companies to years beginning after December 15, 2008. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. No liabilities or assets have been recognized as a result of the implementation of ASC Topic 740. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions. If any penalties and interest are recognized in the future, they will be recorded in income tax expense. The Company’s federal income tax returns for the year ended December 31, 2006 and subsequent years remain subject to examination. The Company’s Texas franchise and margin tax returns remain subject to examination for the 2007 report year and subsequent report years.

We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. We must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. Our deferred tax assets were fully reserved at December 31, 2009 and 2008.

The Company is subject to the margin tax imposed by the State of Texas. The margin tax in general is based on gross revenue generated during the year ended December 31, 2009 less a limited number of eligible deductions. The Company has accrued approximately $5,000 for the margin tax on the basis that it will be taxed at a rate of 1.0%. The Company expects to pay the margin tax in May 2010. In accordance with accounting literature, the margin tax is treated as an income tax for financial reporting purposes.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Risk Concentration

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of accounts receivable. At December 31, 2009 and 2008 approximately 82% and 83%, respectively of our net accounts receivable were due from ten customers. In 2009, the three largest customers represented 17%, 13% and 10% of our revenues and the related accounts receivable from the same customers was approximately, 28%, 23% and 4%. In 2008, the three largest customers represented 24%, 12% and 11% of our revenues, and the related accounts receivable from the same customers was approximately 28%, 12% and 12%, respectively. We have customers in Asia, Africa, Europe, South America and North America.

At December 31, 2009 and 2008, approximately 84% and 82%, respectively of our net accounts receivable were due from customers in the United States. We periodically evaluate our customers’ financial condition for creditworthiness and generally do not require collateral.

In March 2009, a portion of a customer’s accounts receivable balance outstanding at December 31, 2008, in the amount of $1,500,000 was converted into a note receivable. The note bears interest at 10%, interest is due monthly and principal is due on April 1, 2010. The note receivable was collected in April 2010.

We depend on third-party contract manufacturers and subcontractors to manufacture all of our products. We do not have long-term supply agreements with our manufacturers. We obtain products on a purchase order basis. The inability of a third-party manufacturer to continue manufacturing our products would have a material adverse effect on our operations.

We provide component parts to two contract manufacturers in the form of raw materials that are used in the manufacturing process of our products. Finished goods are then shipped directly from contract manufacturers to our customers or to our own facility. On occasion, our contract manufacturers are also our customers. Amounts due from our contract manufacturers as customers for the purchase of raw materials are included in accounts receivable. At December 31, 2009 and 2008, these amounts represented 4% and 8%, respectively, of the accounts receivable balance. No revenue is recognized on raw material purchases by contract manufacturers for use in the manufacturing process of our products.

Foreign Currency Translation

Non-U.S. subsidiaries that operate in local currencies are translated to U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments reported as part of Cumulative translation adjustment within the shareholders’ equity section of the Consolidated Balance Sheets. Income and expense accounts are translated at average exchange rates during the year.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounting Codification

In June 2009, the FASB Accounting Standards Codification™ (Codification) became the single source of authoritative U.S. GAAP. The Codification did not create any new GAAP standards, but incorporated existing accounting and reporting standards into a new topical structure with a new referencing system to identify authoritative accounting standards, replacing the prior references to Statement of Financial Accounting Standards (SFAS), Emerging Issues Task Force (EITF), FASB Staff Position (FSP), etc. Authoritative standards included in the Codification are designated by their ASC topical reference, and new standards issued after July 1, 2009, are designated as Accounting Standards Updates (ASUs), with a year and assigned sequence number. References to prior standards have been updated to reflect the new system.

NOTE 2 - INVENTORIES

Inventories consist of the following (table in thousands):

	December 31,
	2009	2008
Raw materials	$632	$1,318
Work in process	—	41
Finished goods	6,390	9,354

Total inventory	$7,022	$10,713

Inventory at customer sites for which we have not yet recognized revenue was $193,047 and $548,127 at December 31, 2009 and 2008, respectively and is included in finished goods.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (table in thousands):

	Estimated service life	December 31,
		2009	2008
Equipment	3 to 5	$2,091	$2,341
Software	3 to 5	2,193	2,190
Computer hardware	3 to 5	853	1,377
Furniture and fixtures	5 to 7	276	370
Leasehold improvements	7	111	111

Total property and equipment		5,524	6,389
Less accumulated depreciation and amortization		(3,524)	(3,403)

Net property and equipment		$2,000	$2,986

In 2009 and 2008 we retired $1,039,230 and $0, respectively, of fully depreciated assets.

NOTE 4 - DEBT

Our outstanding debt obligations are as follows (in thousands):

	December 31,
	2009	2008
Silicon Valley Bank Line of Credit	$5,189	$10,996
Silicon Valley Bank Term Notes	—	2,669
Escalate Capital Note	11,532	12,000

Total debt	16,721	25,665
Less:
Unamortized debt discount	(1,362)	(1,013)
Current maturities of long-term debt	(6,017)	(15,127)

Long-term debt	$9,342	$9,525

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 4 - DEBT - Continued

Silicon Valley Bank (SVB) Line of Credit

We have a revolving line of credit agreement with Silicon Valley Bank. The line of credit is collateralized by our inventory, accounts receivable, and equipment. Available borrowings under the line are determined in accordance with a borrowing base calculation of eligible receivables and certain inventory. The line has financial and other covenants.

At December 31, 2008, the interest rate was 7.0%, and there was approximately $42,000 available for borrowing under the line of credit.

During 2009 the credit agreement was amended. The amendments waived any existing defaults and revised certain terms and conditions of the agreement. The interest rate was revised to the greater of 2.5% above prime or 8%. The total amount available for borrowing under the line was revised to $13,500,000, and covenants including the EBITDA calculation, the liquidity coverage ratio and the annual capital expenditure limitation were changed. Additionally, the maturity date was extended from April 30, 2009 to January 31, 2010. At December 31, 2009 the interest rate was 8% and there was approximately $2,383,000 available for borrowing under the line of credit.

As of December 31, 2009, we were not in compliance with the covenants. In the first four months of 2010 we amended the agreement and received waivers of existing defaults. The amendments revised certain terms and conditions of the agreement. The interest rate was revised to the greater of 2.5% above prime or 7%. The total amount available for borrowing under the line was revised to $12,000,000, the EBITDA calculation was changed to a free cash flow calculation and the maturity was extended to January 31, 2011.

The bank requires our Chief Executive Officer to fund up to $1,500,000, if cash balances decrease to certain levels as defined, if there is an event of default under the revolving line of credit agreement or under certain circumstances as defined, to fund Escalate principal payments or certain other expenditures. (See Note 9).

Silicon Valley Bank Term Notes

At December 31, 2008, we had two Term Notes with principal amounts totaling $2,669,000. The interest rates were 8.75% and principal and interest payments were made in equal installments until maturity in June 2009 and December 2009. The notes were collateralized by accounts receivable, inventory, equipment and general assets of the Company. In March 2009, we paid the outstanding balances due Silicon Valley Bank under the term notes.

Escalate Capital Note

We have a note payable to Escalate Capital. The note is collateralized by all personal property of the Company, is subject to financial and other covenants, and is subordinated to the Silicon Valley Bank revolving line of credit.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 4 - DEBT - Continued

Pursuant to the agreement, upon funding of the note we issued warrants to purchase shares of the Company’s common stock. The warrants vest upon issuance. Exercise prices of the warrants are based on the value of the Company’s shares at the time of vesting. The warrants carry a term of seven years.

The values assigned to both the note and the warrants were allocated based on their relative fair values. The relative fair value of the warrants at the time of issuance, which is determined using the Black-Scholes option-pricing model, was recorded as additional paid-in capital and reduced the carrying value of the note. The discount on the note is being amortized to interest expense over the term of the note.

At December 31, 2008, the total borrowings under the Escalate note were $12,000,000 and the total unamortized discount was approximately $1,013,000. A total of 323,312 warrants to purchase the Company’s common stock at $5.90 are held by Escalate at December 31, 2008. Through August 31, 2008, the note bears interest at 11% and 12.5% thereafter. Interest payments are due monthly. Principal balance repayments are scheduled to occur over 30 months commencing on July 31, 2009 and maturing December 31, 2011.

During 2009, the Escalate note agreement was amended. The amendments waived any existing defaults and revised certain terms and conditions of the agreement. The interest rate was revised from 12.5% to 13.5%. Covenants, including the EBITDA calculation and the annual capital expenditure limitation were changed. Additionally, the amendment allowed for the deferral of seventy-four percent of principal payments due from the period July 31, 2009 through March 31, 2010, so long as no event of default occurs during the deferral period, with the deferred principal payments due at maturity. The exercise price on the existing outstanding warrants was reduced from $5.90 per share to $0.01 per share, and a new warrant was issued to purchase 120,000 shares of the Company’s common stock at $0.01 per share with a put option of $120,000. We accounted for the warrant exercise price change as a modification in terms and revalued the warrants. Any additional expense will be recognized over the remaining term of the note.

The put option is exercisable by Escalate upon the occurrence of one of the following events: an acquisition; a wind-down, dissolution or liquidation of the Company; an event of default created by nonpayment of principal or interest, as defined under the terms of the note; or bankruptcy of the Company. Upon the occurrence of one of these events Escalate may require the Company to purchase the warrant for a note with a principal amount of $120,000. The note is due upon demand and bears interest at the existing rate on the then current outstanding Escalate note.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 4 - DEBT - Continued

The values assigned to both the put option and the warrants were allocated based on their relative fair values. The relative fair value of the warrants at the time of issuance was determined using the Black-Scholes option pricing model. The put option was valued based upon the product of management’s estimate of the probability that it will be exercised and the present value. In accordance with the authoritative guidance, due to a cash settlement option, the total value of the warrant and put option at time of issuance was recorded as debt issuance cost and warrant liability. Upon exercise, expiration of the warrant or put option or at debt maturity the warrant liability will be relieved and the offset will be to additional paid-in capital. The debt issuance cost is being amortized to interest expense over the term of the note. Additionally, the warrant and put option is marked-to-market at the end of each reporting period. At December 31, 2009, the mark-to-market adjustment resulted in a gain of approximately $37,000 and is included in interest expense.

At December 31, 2009, the total borrowings under the Escalate note are $11,532,000 and the total unamortized discount is approximately $1,362,000. A total of 443,312 warrants to purchase the Company’s common stock at $0.01 are held by Escalate at December 31, 2009. Interest payments are due monthly, and principal balance repayments will occur through December 31, 2011.

At December 31, 2009, we were not in compliance with the covenants. In the first four months of 2010 we amended the agreement and received a waiver of existing defaults. The amendment revised certain terms and conditions, including changing the EBITDA calculation to a free cash flow calculation. Additionally, the amendment allows for the deferral of certain principal payments as defined for the period April 30, 2010 through March 31, 2011 so long as no event of default occurs during the deferral period, with the deferred principal payments due at maturity. Accordingly, with the agreement to defer principal payments in place we reclassified $2,385,000, to long term debt at December 31, 2009. A new warrant was issued to purchase 300,000 shares of the Company’s common stock at $0.01 per share with a put option of $300,000. The warrant vests as the Company elects to defer principal payments as defined in the agreement.

Convertible Subordinated Notes

In January 2009, we entered into Convertible Subordinated Notes with the holders of Series A Preferred Stock and our Chief Executive Officer in an amount totaling $7,500,000. The notes bear interest at 12%. The outstanding principal amount of the notes and interest, with unpaid interest through January 15, 2012 is payable in twelve equal monthly payments beginning on January 15, 2012. The Notes may be converted into Series A Preferred Stock of the Company at a conversion price of $2.9778 per share at the option of the holder if the Notes are outstanding on the one year anniversary of their issuance or if there is a change in control of the Company. If the Company should issue a new round of equity financing of at least $15 million (including the proceeds of the notes) the notes shall be automatically converted into shares of capital stock issued in such financing at the same price per share offered to other investors in such financing. Warrants to purchase 364,080 shares of the Company’s common stock at $4.12 per share were issued to the Convertible Subordinated Note holders. The warrants are exercisable as of the date of issuance and carry a term of seven years.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 4 - DEBT - Continued

The proceeds were allocated to the debt, warrants and conversion feature based on their relative fair values. The fair value of the warrants was determined using the Black-Scholes option-pricing model, the fair value of the debt was based upon the present value using a discounted cash flow model, and the fair value of the conversion feature was determined by taking the aggregate fair value of the preferred stock at issuance (assuming the debt was converted) less the relative fair value of the debt. The conversion feature was determined to be a beneficial conversion feature since it had intrinsic value to the note holders. At issuance the warrants were valued at $801,349, and the beneficial conversion feature was valued at approximately $3,678,137 with the offset to this debt discount, credited to additional paid-in capital. The total debt discount of $4,479,486 will be amortized to interest expense over the term of the notes, with any unamortized amount recognized upon conversion of the notes.

In September 2009 the Convertible Subordinated Notes holders modified the notes by executing an Amendment and Conversion Agreement to accelerate the right, and to convert, the outstanding principal and accrued but unpaid interest into shares of the Company’s Series A Preferred Stock. Immediately after the execution of these amendments the note holders exercised their conversion right resulting in the issuance of 2,728,521 Series A Preferred Stock for approximately $8,125,000. The amendment did not result in significant changes in the underlying debt cash flows under the terms of the agreement; therefore, in accordance with authoritative guidance the modification was not treated as an extinguishment of debt. As a result as required by generally accepted accounting principles the unamortized debt discount at time of conversion was recognized in earnings as interest expense related to the conversion of the subordinated notes.

For the year ended December 31, 2009, Interest expense - non-cash was comprised of: (i) amortized debt discount and interest expense for the Convertible Subordinated notes of $4,479,000 and $625,000 respectively, and (ii) amortization of other debt discount discussed above in the amount of $622,000. For the year ended December 31, 2008, Interest expense - non-cash was comprised solely of amortization of debt discount in the amount of $221,000.

Debt Maturities

Maturities of our outstanding indebtedness as of December 31, 2009 are as follows (in thousands):

2010	$6,698
2011	10,023
2012	—
2013	—
2014	—
Thereafter	—

Total debt	$16,721

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 4 - DEBT - Continued

Letter of Credit

At December 31, 2009 and 2008, we have a letter of credit of $338,000 outstanding with Silicon Valley Bank. The letter of credit was issued in 2007 to guarantee certain future payments to our building landlord, in accordance with our office lease agreement. We have no outstanding borrowings associated with the letter of credit at December 31, 2009 and 2008.

NOTE 5 - INCOME TAXES

Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2009, future tax benefits from net operating loss carryforwards and other deferred tax assets are fully reserved.

The Company has available net operating loss carry forwards of approximately $18,877,000 available through years 2028-2029 if not utilized sooner.

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended December 31, 2009 and 2008 (in thousands):

	Years ended December 31,
	2009	2008
Tax provision (benefit) calculated at statutory rate	$(3,852)	$(3,437)
Permanent differences	2,100	675
State income tax	3	5
Foreign rate differential	(6)	(13)

Total	(1,755)	(2,770)
Increase to valuation allowance	1,768	2,783

Provision for income taxes	$13	$13

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 5 - INCOME TAXES - Continued

The components of the net deferred federal income tax assets (liabilities) were as follows (in thousands):

	December 31,
	2009	2008
Deferred tax assets
Bad debt allowance	$202	$185
Goodwill	4,159	4,621
Trademarks	52	58
Accruals	205	464
Inventory reserve	1,156	1,119
Royalty reserve	583	—
Nonqualified stock options	245	131
Restricted stock awards	29	—
Warrants	—	10
Net operating loss	6,270	4,654
Deferred tax liabilities
Property and equipment	(74)	(110)
Warrants	(3)	—
Restricted stock awards	—	(76)

Net	12,824	11,056
Less valuation allowance	(12,824)	(11,056)

Net deferred taxes	$—	$—

The Company’s federal income tax returns for the year ended December 31, 2006 and subsequent years remain subject to examination. The Company’s Texas franchise and margin tax returns remain subject to examination for the 2007 report year and subsequent report years.

NOTE 6 - STOCKHOLDERS’ EQUITY

As of December 31, 2008, we were authorized to issue 26,000,000 shares of capital stock, of which 7,000,000 and 19,000,000 shares are reserved for preferred and common stock, respectively.

In January 2009, the Company amended the Certificate of Incorporation to increase the number of shares of authorized capital stock to 40,000,000, of which 12,500,000 and 27,500,000 shares are reserved for preferred and common stock, respectively.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Redeemable Convertible Preferred Stock

On October 4, 2006, we entered into a securities purchase agreement whereby investors purchased an aggregate of 6,380,550 shares of Series A Convertible Preferred Stock (Series A preferred) for $18,020,000 in cash, net of expenses of $980,000, for an original issue price of $2.98 per preferred share.

In January 2009, we entered into Convertible Subordinated Notes with two major shareholders, and our Chief Executive Officer in an amount totaling $7,500,000. In September 2009 the Convertible Subordinated Notes holders modified the notes by executing an Amendment and Conversion Agreement to accelerate the right, and to convert, the outstanding principal and accrued but unpaid interest into shares of the Company’s Series A Preferred Stock. This resulted in the issuance of 2,728,521 Series A Preferred Stock for approximately $8,125,000. (See Note 4).

In September 2009, we issued 157,163 Series A Preferred Shares to our Chief Executive Officer as he funded $468,000 in Escalate principal payments. (See Note 4 and Note 9).

In March 2010, we issued 78,582 Series A Preferred Shares to our Chief Executive Officer as he funded $234,000 in Escalate principal payments. (See Note 4 and Note 9).

At December 31, 2009 and 2008, Series A Preferred shares outstanding were 9,266,234 and 6,380,550, respectively.

Each holder of Series A preferred generally votes with our common stock and is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock could be converted.

Each share of the Series A preferred is convertible, at the option of the holder, at any time, to common stock of the Company using a conversion price equal to the original issue price. Conversion occurs automatically upon the earlier to occur of (1) immediately prior to the closing of a firm commitment underwritten public offering in which the public offering price is at least three times the conversion price then in effect and the aggregate gross proceeds to the Corporation exceed $35,000,000 or (2) the date upon which the holders of at least 60% of the then outstanding shares of Series A preferred convert their shares.

The holders of Series A preferred are entitled to cumulative cash dividends at the rate of 12% of the original issue price per annum if and when declared by the Board of Directors. To the extent declared, the dividends are payable quarterly. No dividends have been declared by the Board of Directors on any of the Company’s stock. Cumulative undeclared dividends on preferred stock are approximately $7,668,000 and $5,130,000 at December 31, 2009 and 2008, respectively.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Upon any liquidation, dissolution, or winding up of the Company, the holders of the Series A preferred will be entitled to receive, in preference to the holders of common stock a liquidation payment of $2.98 per preferred share (Liquidation Preference). Upon liquidation, the holders of the Series A preferred are also entitled to receive any unpaid dividends up to three times the original issue price of $2.98 per preferred share. After these payments are made to the Series A preferred holders, the remaining assets of the Company shall be distributed ratably among the holders of the common stock then outstanding and the holders of the Series A preferred, on an as-converted basis.

The Series A preferred is redeemable upon receipt of a written request from the holders of not less than 60% of the then outstanding shares of Series A preferred, at any time after October 4, 2011. The redemption amount will be paid in three annual installments. The redemption price is equal to the amount per share equal to the original issue price per share plus accrued dividends, whether or not declared.

Stock Plan

For all share-based payment awards to employees, contractors and directors including stock options and restricted stock units compensation expense is recognized based upon the grant-date fair value.

In September 2006, we adopted the 2006 Equity Incentive Plan (the “Plan”). The plan permits the granting of equity-based incentive awards, including incentive stock options, nonqualified stock options, restricted stock and restricted stock units to be granted to our employees and directors. In 2009 the plan was amended and we increased the number of shares available for issuance under the plan to 3,386,658.

At December 31, 2009 and 2008, there were 708,828 and 542,995 shares, respectively, available for grant under the Plan. We have granted restricted stock and stock option awards under the Plan to employees, contractors and non-management directors. These awards are discussed below.

Restricted Stock

In September 2006, we granted 1,163,100 shares of restricted stock to certain employees. Most of these shares vested 25% at the grant date and the fair value was recognized in earnings at the time of vesting. The remaining fair value of the grants is recognized in earnings monthly over the 48 month vesting period. The fair value of these awards of $1 each was established by the Board of Directors on the date of grant based on the estimated of the fair value of our common stock. In 2007, we issued 75,000 shares of restricted stock with a fair value of $1.72 as determined by the Board on the date of the grant. These shares vest over 36 months. In 2008, 142,205 shares became fully vested under the terms of a separation agreement and no additional restricted stock shares were issued.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

In March 2009, 329,791 shares of restricted stock were issued with fair value of $4.12 as determined by the Board on the date of grant. Vesting for 190,000 shares is over four years. The remaining 139,791 shares vest upon the occurrence of: (i) immediately prior to the consummation of a Change of Control of the Company as defined, and (ii) the consummation of a firm commitment, underwritten initial public offering of the Company as defined, provided such events occur within ten years of the date of grant. Vesting continues after termination of employment unless an employee is terminated for cause.

Restricted stock activity for 2009 and 2008 is as follows:

	Restricted stock outstanding
	Number of shares	Weighted average grant date fair value
Balance at January 1, 2008	557,016	$1.08
Granted	—	—
Vested	(296,075)	1.06
Cancellations and forfeitures	—	—

Balance at December 31, 2008	260,941	$1.10
Granted	329,791	4.12
Vested	(190,580)	1.69
Cancellations and forfeitures	(31,518)	1.67

Balance at December 31, 2009	368,634	$3.35

In February 2010, approximately 270,000 shares of restricted stock were issued with a fair value of $3.77 as determined by the Board on the date of grant.

Stock Options

In 2007, the Company began granting stock option awards to certain employees and contractors. These options carry a term of ten years and vest ratably over four years.

In March 2009, the Board authorized the modification of the exercise price of previously issued unexercised stock options to $4.12 per share from $8.38 and $11.37 per share. The repricing affected 47 participants and incremental expense was approximately $331,000.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

A summary of our stock option activity for years ended December 31, 2009 and 2008 are as follows:

	Options outstanding
	Number of shares	Weighted average exercise price
Balance at January 1, 2008	1,114,070	$5.37
Granted	622,094	7.16
Exercised	(70,975)	1.42
Cancellations and Forfeitures	(688,276)	5.88

Balance at December 31, 2008	976,913	$6.46
Granted	296,200	4.12
Exercised	(637)	1.42
Cancellations and Forfeitures	(202,631)	4.75

Balance at December 31, 2009	1,069,845	$3.61

In February 2010 approximately 34,000 new stock options with an exercise price of $3.77 per share were granted.

The following presents information about outstanding stock options, excluding restricted stock grants, at December 31, 2009.

	Options outstanding				Options exercisable
Exercise price	Number	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value	Number	Weighted average exercise price	Aggregate intrinsic value
$1.42	203,414	7.31	$1.42	$478,023	136,511	$1.42	$320,800
4.12	866,431	9.15	4.12	—	183,729	4.12	—

Shares with a fair value of approximately $950,810 vested during 2009. Shares with an intrinsic value of approximately $1,497 were exercised during 2009.

The aggregate intrinsic value in the table above is based on the estimated fair value of our common stock of $3.77 at December 31, 2009.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Stock-Based Compensation

The following table summarizes the allocation of stock-based compensation expense (in thousands):

	Years ended
	December 31,
	2009	2008
Cost of goods sold	$21	$12
Sales and marketing	370	645
Research and development	440	848
General and administrative	545	548

Total stock-based compensation expense	$1,376	$2,053

The fair value of our common stock is determined by an independent third party valuation of our Company.

The weighted-average estimated fair value of the stock options granted during the years ended December 31, 2009 and 2008 was approximately $2.63 and $4.31, respectively, per share using the Black-Scholes option-pricing model with the following assumptions: expected volatility for 2009 and 2008 was 70% and 65%, respectively, risk-free interest rate 1.71% - 3.0%, expected dividends 0.0%, and expected term 6.25 years.

The expected volatility assumption for 2009 and 2008 was based upon the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization.

The risk-free interest rate assumption was based upon the implied yields from the U.S. Treasury zero-coupon yield curve with a remaining term equal to the expected term of the options.

The expected term of employee stock options was calculated based on the simplified method.

The tax benefit realized for the tax deduction from option exercises was not significant for years ended December 31, 2009 and 2008.

At December 31, 2009, the balance of unearned stock-based compensation to be expensed in future periods related to unvested share-based awards is approximately $2,963,000 for stock options and approximately $673,000 for restricted stock. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is approximately 2.8 years for stock options and 1.3 years for restricted stock, excluding 133,013 shares valued at approximately $548,000 that vest upon the occurrence of: a Change of Control of the Company or the consummation of a firm commitment as discussed above.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Warrants

Escalate Capital

As of December 31, 2009, 443,312 warrants to purchase the Company’s common stock at $0.01 per share were outstanding. In April 2010, a warrant to purchase 300,000 shares of the Company’s common stock at $0.01 per share was issued. (See Note 4).

Related Party Warrants

In December 2008, we effectively issued 15,000 exercisable warrants to our Chief Executive Officer, to purchase shares of the Company’s common stock at an exercise price of $4.12 per share. (See Note 9).

In January 2009, we issued warrants to purchase 364,080 shares of the Company’s common stock at $4.12 per share. These warrants were issued to the holders of its Series A Preferred Stock, and our Chief Executive Officer in connection with the $7,500,000 Convertible Subordinated Notes (See Note 4).

In 2009 our Chief Executive Officer purchased 157,163 shares of Series A Preferred Stock for $468,000 and received 12,414 warrants. (See Note 9).

Common Shares Reserved

The following shares of common stock were reserved for issuance in connection with the conversion of outstanding preferred stock and the exercise of outstanding options and warrants:

	December 31,
	2009	2008
Preferred stock	9,266,234	6,380,500
Stock options	1,069,845	976,913
Warrants	834,806	338,312

Total reserved	11,170,885	7,695,725

NOTE 7 - EMPLOYMENT BENEFIT PLAN

We have a 401(k) benefit plan (the “401(k) Plan”) covering substantially all eligible employees. The Company matched 3% of eligible employee contributions for all of 2008 and through the beginning of May 2009 at which point the Company ceased matching contributions. We may make discretionary contributions to the 401(k) Plan, as determined by our Board. We have not made any discretionary contributions to the 401(k) plan. Employer contributions for the years ended December 31, 2009 and 2008 were approximately $113,000 and $368,000, respectively.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 8 - COMMITMENTS AND CONTINGENCIES

We have long-term operating lease agreements related to office space. For years ended December 31, 2009 and 2008 rent expense under operating leases was $452,381. Future commitments are as follows (in thousands):

2010	$468
2011	468
2012	500
2013	500
2014	521
Thereafter	—

Total	$2,457

We have license agreements in place that commit us to pay royalties generally based on a percentage of the sales price of products using certain technologies. We also accrued our best estimate for royalty costs in cases where we do not have agreements (See Note 1). We cannot be certain that our products, services or technology do not or in the future will not infringe on valid intellectual property rights held by third parties. In addition, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights. In the future, we may be a party to litigation as a result of an alleged infringement of others’ intellectual property. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail on these claims, any related litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of our time and attention and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling, incorporating or using our products and services that use the infringed intellectual property;

•	seek from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•	redesign the products and services that use the technology.

From time to time we may become involved in legal proceedings with third parties arising in the ordinary course of business. Such actions may subject the Company to significant liability and could be time consuming and expensive to resolve. The Company is not currently a party to, nor is aware of any such litigation or other legal proceedings that could materially impact our financial position, statements of operations or liquidity.

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 9 - RELATED PARTY TRANSACTIONS

Pursuant to a 2006 agreement, we provide consulting, engineering, and administrative services to Modeci, Inc., an entity solely owned by Enfora’s majority stockholder.

The amounts paid by Modeci to the Company for those transitional services in 2009 and 2008 was approximately $37,000 and $73,000, respectively. In addition, Modeci may purchase Enfora products. For the years ending December 31, 2009 and 2008 we had sales to Modeci of approximately $179,000 and $214,000, respectively. Total accounts receivable, including transitional services from Modeci as of December 31, 2009 and 2008 were $3,357 and $61,574, respectively. We make purchases from Modeci. For the years ended December 31, 2009 and 2008, we purchased approximately $0 and $21,000, respectively. At December 31, 2009 and 2008, we did not have an accounts payable balance due to Modeci.

In December 2008, our Chief Executive Officer issued a six month irrevocable standby letter of credit to guaranty payments to one of our contract manufacturers in the amount of $3,000,000. At December 31, 2009 and 2008, no guaranty payments have been made by the Chief Executive Officer to our contract manufacturer. In exchange for the issuance of the $3,000,000 letter of credit, our Chief Executive Officer received exercisable warrants to purchase 15,000 shares of the Company’s common stock at $4.12 per share. The warrants were valued at approximately $28,000, expire in December 2015 and were expensed at time of issuance. The standby letter of credit expired in June 2009.

In January 2009, we entered into Convertible Subordinated Notes with our two major shareholders, and our Chief Executive Officer in an amount totaling $7,500,000. In September 2009, the Convertible Subordinated Notes holders modified the notes by executing an Amendment and Conversion Agreement to accelerate the right, and to convert, the outstanding principal and accrued but unpaid interest into shares of the Company’s Series A Preferred Stock. This resulted in the issuance of 2,728,521 Series A Preferred Stock for approximately $8,125,000. (See Note 4).

Our Chief Executive Officer has committed to fund up to $1,500,000 if cash balances decrease to certain levels as defined, if there is an event of default under our revolving line of credit agreement, or under certain circumstances as defined, to fund Escalate principal payments or certain other expenditures. (See Note 4). If funding occurs, he will receive shares of Series A Preferred Stock equal to the amount funded divided by $2.9778. Additionally, as funding occurs he will receive a pro-rata share of 150,000 warrants to purchase shares of the Company’s common stock at $0.01 per share.

In 2009 our Chief Executive Officer funded $468,000 and received 157,163 shares of Series A Preferred Stock and 12,414 warrants. The fair value of $46,685 for the warrants was recorded to expense at time of issuance.

In March 2010 our Chief Executive Officer funded $234,000 and received 78,582 shares of Series A Preferred Stock.

In February 2010, our Chief Executive Officer received 32,700 shares of restricted stock with a fair value of $3.77 per share. (See Note 6).

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE 10 - SUBSEQUENT EVENTS

We have evaluated subsequent events through May 19, 2010, the date these financial statements were available to be issued. With the exception of those matters discussed in Note 1, Note 4, Note 6 and Note 9, there are no other subsequent events that require disclosure.

Enfora, Inc. and Subsidiary

Report of Independent Certified Public Accountants

The Audit Committee of the Board of Directors

Enfora, Inc.

We have audited the accompanying consolidated balance sheets of Enfora, Inc. and subsidiary (a Delaware corporation) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enfora, Inc. and subsidiary as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas
June 22, 2009

Enfora, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value per share)

December 31,

	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$3,717	$4,729
Accounts receivable, net of allowance for doubtful accounts of $527 in 2008 and $290 in 2007	16,979	11,631
Inventories	10,713	17,651
Prepaid expenses	628	978

Total current assets	32,037	34,989
Property and equipment, net	2,986	2,224
Deposits and other prepayments	6	605

Total assets	$35,029	$37,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$10,996	$7,200
Notes payable - current portion	4,131	3,353
Accounts payable	7,849	12,323
Accrued liabilities	7,015	5,896

Total current liabilities	29,991	28,772
Long-term liabilities
Notes payable-noncurrent portion	9,525	6,585

Total long - term liabilities	9,525	6,585
Commitments and contingencies (Note 8)
Stockholders’ equity
Redeemable convertible preferred stock - Series A, $0.001 par value, 7,000 shares authorized, 6,380 issued and outstanding (liquidation value $24,130 and $21,850 including cumulative undeclared dividends at December 31, 2008 and 2007, respectively)	18,020	18,020
Common stock $0.001 par value, 19,000 shares authorized, 10,556 and 10,485 issued and outstanding at December 31, 2008 and 2007, respectively	11	10
Additional paid-in capital	4,574	1,746
Accumulated deficit	(27,092)	(17,315)

Total stockholders’ equity (deficit)	(4,487)	2,461

Total liabilities and stockholders’ equity	$35,029	$37,818

The accompanying notes are an integral part of these consolidated financial statements.

3

Enfora, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

Years ended December 31,

	2008	2007
Revenues	$95,897	$72,145
Cost of goods sold	70,886	56,746

Gross profit	25,011	15,399
Operating expenses
Research and development	12,319	8,853
Sales and marketing	10,047	6,749
General and administrative	9,427	5,614
Depreciation and amortization	980	552

Total operating expenses	32,773	21,768

Loss from operations	(7,762)	(6,369)
Other income (expense)
Interest expense	(2,076)	(820)
Interest income	77	249
Other income (expense), net	(3)	26

Total other expense	(2,002)	(545)

Loss before income taxes	(9,764)	(6,914)
Provision for income taxes	(13)	(6)

Net loss	$(9,777)	$(6,920)

The accompanying notes are an integral part of these consolidated financial statements.

4

Enfora, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

Years ended December 31, 2008 and 2007

	Redeemable convertible preferred stock		Common stock		Additional paid-in	Accumulated	Total stockholders’ equity
	Shares	Amount	Shares	Amount	capital	deficit	(deficit)
Balance at January 1, 2007	6,380	$18,020	10,410	$10	$485	$(10,395)	$8,120
Issuance of warrants	—	—	—	—	607	—	607
Stock-based compensation	—	—	—	—	548	—	548
Issuance of common stock	—	—	75	—	106	—	106
Net loss	—	—	—	—	—	(6,920)	(6,920)

Balance at December 31, 2007	6,380	18,020	10,485	10	1,746	(17,315)	2,461
Issuance of warrants	—	—	—	—	674	—	674
Stock-based compensation	—	—	—	—	2,053	—	2,053
Issuance of common stock	—	—	71	1	101	—	102
Net loss	—	—	—	—	—	(9,777)	(9,777)

Balance at December 31, 2008	6,380	$18,020	10,556	$11	$4,574	$(27,092)	$(4,487)

The accompanying notes are an integral part of this consolidated financial statement.

5

Enfora, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For the years ended December 31,

	2008	2007
Operating activities
Net loss	$(9,777)	$(6,920)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	980	552
Stock-based compensation	2,053	548
Provision for doubtful accounts	245	246
Warrant expense	249	17
Changes in operating assets and liabilities
Receivables	(5,593)	(5,982)
Inventory	6,938	(8,105)
Deposits	—	16
Prepaid expenses	350	(319)
Accounts payable	(4,474)	7,530
Accrued expenses	1,130	2,448

Net cash used by operating activities	(7,899)	(9,969)
Investing activities:
Acquisition of property and equipment	(1,742)	(1,309)

Net cash used by investing activities	(1,742)	(1,309)
Financing activities:
Proceeds from line of credit	71,802	11,000
Payments on line of credit	(68,006)	(3,800)
Proceeds from notes payable	8,000	4,000
Repayment of term notes	(3,269)	(3,062)
Proceeds from sale of common stock	102	106

Net cash provided by financing activities	8,629	8,244
Net decrease in cash and cash equivalents	(1,012)	(3,034)
Cash and cash equivalents at beginning of year	4,729	7,763

Cash and cash equivalents at end of year	$3,717	$4,729

Supplemental disclosures:
Cash paid during the period for
Interest	$2,033	$802
Income taxes	6	—
Supplemental schedule of noncash investing and financing activities:
Warrants issued for debt and guarantee	$674	$607

The accompanying notes are an integral part of these consolidated financial statements.

6

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Enfora, Inc. and Subsidiary (the “Company” or “Enfora”) is a provider of wireless networking solutions that enable enterprises to access, analyze and leverage information from their geographically dispersed assets. Our solutions, consisting of wireless modules, integrated products, and enterprise software, are based on our distributed-intelligence architecture that provides a valuable link between an enterprise and its remote assets. Enterprises deploy our solutions for location-based, monitoring and control, and asset intelligence applications, including fleet management, automated meter reading, security and surveillance and inventory management.

We were incorporated in Delaware in December 1998 as Nextcell Inc. In 2001, we changed our name to Enfora, Inc., and in 2003, we converted to a limited partnership and became Enfora, L.P. On September 21, 2006, we converted from a partnership to a Delaware corporation in connection with an investment by two outside venture capital firms.

Basis of Presentation

Our consolidated financial statements include the financial statements of Enfora and its wholly owned subsidiary, Asia Pacific PTE Ltd., which was established in 2007, and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In conformity with U.S. generally accepted accounting principles, we are required to make accounting estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and in the accompanying notes. The accounting estimates that require our most significant, difficult and subjective judgments include:

•	the valuation of inventory;

•	the valuation of share-based compensation;

•	the recognition and measurement of deferred tax assets and liabilities;

•	the collectability of accounts receivable;

•	the valuation of contingent liabilities, including our product warranty reserve; and

•	the estimate of potential royalty and license fees.

We believe the estimates, judgments, and assumptions upon which we rely are appropriate and correct, based upon information available to us at the time that they are made. The actual results that we experience may differ materially from our estimates. If there are material differences between these estimates, judgments, or assumptions and actual facts our consolidated financial statements will be affected.

7

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Financial Instruments

Financial instruments included in the Company’s consolidated financial statements include cash and cash equivalents, accounts receivable, other assets, accounts payable, and notes payable. Unless otherwise disclosed in the notes to the consolidated financial statements, the carrying value of financial instruments approximates fair value due to the short period of time to maturity. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments. Equity options and warrants are priced using option pricing models and third party valuations.

Cash and Cash Equivalents

We consider highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents consist of bank deposits and money market funds. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded net of an allowance for doubtful accounts.

We evaluate the collectability of our accounts receivable based on several factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific allowance for doubtful accounts against amounts due to us and reduce the net recorded receivable to the amount we reasonably believe will be collected. We also consider recognizing allowances for doubtful accounts based on the length of time the receivables are outstanding compared to contractual terms, industry and geographic concentrations, the current business environment, and our historical experience. Accounts are written off after final collection efforts are exhausted. If the financial condition of our customers deteriorates or if economic conditions worsen, increases in the allowance may be required in the future. We cannot predict future changes in the financial stability of our customers; therefore, revisions to specific allowances may be required in the future.

Changes in the allowance for doubtful accounts are as follows (in thousands):

	2008	2007
Beginning balance	$290	$72
Provision for doubtful accounts	245	246
Write-offs	(8)	(28)

Ending balance	$527	$290

The Company carries insurance on many of its trade customer accounts that provides limited coverage in the event of nonpayment.

8

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventory Valuation

Our inventories are stated at the lower of average cost or estimated net realizable value. Amounts are typically removed from inventory using the first-in, first-out method. Adjustments to reduce our inventories to estimated realizable value, including write downs for excess and obsolete inventories, are determined by comparing inventory levels of individual materials and parts to current demand forecasts and historical usage for those items. In addition, we review other individual facts and circumstances to determine necessary adjustments to reduce our inventories to estimated realizable value. Actual amounts realized upon the sale of inventories may differ from estimates used to determine inventory valuations due to changes in customer demand, technology, and other factors.

Property and Equipment

Our property and equipment are stated at cost, net of accumulated depreciation and amortization. We calculate depreciation using the straight-line method over the estimated useful lives of the assets, which generally range from three to seven years. We amortize leasehold improvements using the straight-line method over the lesser of their estimated useful lives or remaining lease terms. Depreciation and amortization expense for the years ended December 31, 2008 and 2007 was $979,745 and $552,503, respectively.

Revenue Recognition

The Company recognizes revenue from four sources:

•	Product sales of modules and integrated products;

•	Royalty revenues from licensing arrangements;

•	Design services arrangements; and

•	Enterprise software licensing agreements.

We derive our revenue primarily from sales of cellular-based modules and integrated products and, to a lesser extent, from product license fees and design services. Embedded software in our hardware products has been incidental to the product value. Revenue from the sales of modules and integrated platforms accounted for approximately 95% of total revenues for both 2008 and 2007.

Product Sales

Revenues from product sales of modules and integrated products are recognized when all of the following conditions are met: a) persuasive evidence of an arrangement exists; b) the price is fixed or determinable; c) the service is performed (delivery); and d) collectability of the resulting receivable is reasonably assured. Depending on the nature of the customer and the related sale terms, revenue is either recognized upon shipment or upon customer payment. Inventories shipped for which the Company has not yet recognized revenue was $548,127 and $8,639,678 at December 31, 2008 and 2007, respectively and such amounts are included in finished goods inventories.

9

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Royalty Revenues

Certain customers use our know-how, or engineering design, as a component of their own product. We receive revenue from the licensing of the right to manufacture certain products. Our royalties from these licenses scale from higher rates at product launch to lower rates as total production milestones are met. These customers self report their sales to Enfora, after which the Company invoices the customer. Royalty revenue is recognized when earned according to the terms of the agreements and when realization of collectability is considered reasonably assured. Where royalties are based upon licensee sales, revenue is recognized upon analysis of sales results of licensees.

Design Services Arrangements

We provide engineering design and test services for our customers to enhance their usage of our products. Design service revenue is recognized as services are performed over the term of the design services contract.

Enterprise Software Licensing Agreements

Statement of Position 97-2 “Software Revenue Recognition” applies to revenue generated by licensing, selling, leasing or otherwise marketing computer software. It does not, however, apply to revenue earned on products or services containing software that is incidental to the overall product. During 2008 and 2007, software was incidental to our overall product and revenue was recognized at the same time as that of the product sale.

Shipping and Handling

Shipping and handling costs related to product shipments to customers are included in cost of goods sold.

Advertising

The Company expenses the costs of advertising as it is incurred. Advertising expenses for the years ended December 31, 2008 and 2007 were $672,411 and $134,691, respectively.

10

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Product Warranty

We generally provide a minimum of a one-year warranty on all products sold in the United States. Warranties provided in most other countries carry a two-year warranty if mandated by the specific country where the sales occur. Infrequently, warranties may exceed two years based on agreed-upon contract terms. We record specific warranty provisions for any identified individual product issues.

Changes in the warranty accrual are as follows (in thousands):

	2008	2007
Beginning balance	$145	$71
Warranty provisions	1,107	380
Warranty claims	(166)	(306)

Ending balance	$1,086	$145

Royalty Expense

The Company has license agreements that commit us to pay royalties generally based on a percentage of the sales price of the products using certain technologies. The Company recognizes royalty obligations in accordance with terms of the respective royalty agreements. The Company has also accrued for royalty expenses in cases where it does not have agreements by using its current best estimate of its obligation (see Note 8). These estimates are based on various market data and other relevant information. If the Company enters into such agreements, or when additional information becomes available, estimates will be revised accordingly. Royalty expenses for the years ended December 31, 2008 and 2007 were $2,092,196 and $2,451,534, respectively, which are included in costs of goods sold.

Research and Development

Our research and development expenses consist primarily of personnel-related expenses, lab supplies, training, and prototype materials. We expense all of our research and development costs in the period incurred.

Stock-Based Compensation

We adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), Share-Based Payments, (SFAS No. 123(R)) for all share-based payment awards to employees and including stock options, and restricted stock units. At the time of adoption of SFAS No. 123(R), there were no outstanding stock awards.

11

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. We must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. Our deferred tax assets were fully reserved at December 31, 2008 and 2007.

In December 2008, the Financial Accounting Standards Board issued FASB Staff Position (FSP) FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN 48-3 permits an entity within its scope to defer the effective date of FASB Interpretation 48 (Interpretation 48), Accounting for Uncertainty in Income Taxes, to its annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected to defer the application of Interpretation 48 for the year ending December 31, 2008. The Company evaluates its uncertain tax positions using the provisions of FASB Statement 5, Accounting for Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

The Company is subject to the margin tax imposed by the State of Texas. The margin tax in general is based on gross revenue generated during the year ended December 31, 2008 less a limited number of eligible deductions. The Company has accrued approximately $8,500 for the margin tax on the basis that it will be taxed at a rate of 1.0%. The Company expects to pay the margin tax in May 2009. The margin tax is treated as an income tax for financial reporting purposes since the FASB issued correspondence in August 2006 concluding that it would be subject to Statement of Financial Accounting Standards No. 109 – Accounting for Income Taxes.

Risk Concentration

Financial instruments that potentially expose Enfora to concentrations of credit risk consist primarily of accounts receivable. At December 31, 2008 and 2007 approximately 83% and 78%, respectively of our net accounts receivable were due from ten customers. In 2008, the three largest customers represented 24%, 12% and 11% of total Company revenues, and the related accounts receivable from the same customers was approximately 28%, 12% and 12%, respectively. In 2007, our most significant customer accounted for approximately 20% of total Company revenues and the related accounts receivable was approximately 52%. This same customer was our largest customer in 2008. The Company has customers in Asia, Africa, Europe, South America and North America.

12

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

At December 31, 2008 and 2007, approximately 82% and 80%, respectively of our net accounts receivable were due from customers in the United States. We periodically evaluate our customers’ financial condition for creditworthiness and generally do not require collateral.

In March 2009, a portion of a customer’s accounts receivable balance outstanding at December 31, 2008, in the amount of $1,500,000 was converted into a note receivable. The note bears interest at 10%, interest is due monthly and principal is due on April 1, 2010.

We depend on third-party contract manufacturers and subcontractors to manufacture all of our products. We do not have long-term supply agreements with our manufacturers. We obtain products on a purchase order basis. The inability of a third-party manufacturer to continue manufacturing our products would have a material adverse effect on our operations.

We provide component parts to two contract manufacturers in the form of raw materials that are used in the manufacturing process of the Company’s products. Finished goods are then shipped directly from contract manufacturers to our customers or to our own facility. On occasion, our contract manufacturers are also our customers. Amounts due from our contract manufacturers as customers for the purchase of raw materials are included in accounts receivable. At December 31, 2008 and 2007, these amounts represented 8% and 10%, respectively, of the accounts receivable balance. No revenue or cost of goods sold is recognized on raw material purchases by contract manufacturers for use in the manufacturing process of the Company’s products.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, (FIN No. 48) Accounting for Uncertainty in Income Taxes - an Interpretation of Financial Accounting Standards Board Statement No. 109. In December 2008, FASB issued FSP FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which delays the effective date for nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. This interpretation clarifies the accounting and disclosures relating to the uncertainty about whether a tax return position will ultimately be sustained by the respective tax authorities. The adoption will not have a significant impact on our consolidated financial statements.

13

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (SFAS No. 157) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities other than those recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. Effective January 1, 2008, we adopted SFAS No. 157 for financial assets and liabilities recognized at fair value on a recurring basis. The partial adoption of SFAS No. 157 for financial assets and liabilities did not have an impact on our financial statements. The Company is currently evaluating the impact of adopting SFAS No 157 for nonfinancial assets and liabilities.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an Amendment of FASB Statement No. 115 (SFAS No. 159) effective January 1, 2008. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. The January 1, 2008 adoption did not impact the Company’s consolidated financial statements as of December 31, 2008, as the Company did not elect to adopt the fair value option and re-measure any of its assets or liabilities.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS No. 141(R)). Under SFAS No. 141(R), an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. In addition, acquired in-process research and development is capitalized as an intangible asset and amortized over its estimated useful life. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of this statement will change the Company’s accounting treatment for business combinations on a prospective basis. The Company believes that the adoption of SFAS No. 141(R) will not have a material effect on the Company’s consolidated financial statements.

14

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 2 - INVENTORIES

Inventories consist of the following (table in thousands):

	December 31,
	2008	2007
Raw materials	$1,318	$2,910
Work in process	41	6
Finished goods	9,354	14,735

Total inventory	$10,713	$17,651

Inventory at customer sites for which the Company has not yet recognized revenue was $548,127 and $8,639,678 at December 31, 2008 and 2007, respectively and is included in finished goods.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (table in thousands):

	Estimated service life	December 31,
		2008	2007
Equipment	3 to 5	$2,341	$1,934
Software	3 to 5	2,190	1,282
Computer hardware	3 to 5	1,377	995
Furniture and fixtures	5 to 7	370	325
Leasehold improvements	7	111	111

Total property and equipment		6,389	4,647
Less accumulated depreciation and amortization		(3,403)	(2,423)

Net property and equipment		$2,986	$2,224

The Company disposed of $0 and $905,759 of fully depreciated assets during 2008 and 2007, respectively.

15

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 4 - DEBT

Our outstanding debt obligations are as follows (in thousands):

	December 31,
	2008	2007
Silicon Valley Bank Line of Credit	$10,996	$7,200
Silicon Valley Bank Term Notes	2,669	5,938
Escalate Capital Note	12,000	4,000

Total debt	25,665	17,138
Less:
Unamortized debt discount	(1,013)	—
Current maturities of long-term debt	(15,127)	(10,553)

Long-term debt	$9,525	$6,585

Silicon Valley Bank (SVB) Line of Credit

In July 2006, we executed a revolving line of credit agreement with Silicon Valley Bank. Interest was payable monthly at the prime rate plus 0.50% per annum (8.0% at December 31, 2007). The line of credit was collateralized by the Company’s inventory, accounts receivable, and equipment.

In April 2008, the revolving line of credit was amended to provide for borrowings limited to a borrowing base calculation of eligible accounts receivable and inventory. In addition, the amendment revised certain other terms and conditions and revised the interest rate to be based on rates ranging from the greater of the prime rate plus 1.0% or 6.5%; or the greater of the prime rate plus 1.5% or 7.0%, depending upon the Company’s actual quick ratio as defined. At December 31, 2008, the interest rate was 7.0%. In August 2008, the revolving line of credit was amended and revised the EBITDA calculation and removed the liquidity ratio covenant.

As of December 31, 2008, the Company was not in compliance with the covenants and received a waiver of existing defaults from Silicon Valley Bank in January 2009. The waiver also amended certain terms and conditions and revised the interest rate effective in January 2009 to be based on rates ranging from the greater of the prime rate plus 1.5% or 7.0%; or the greater of the prime rate plus 2.0% or 7.5%, depending upon the Company’s actual quick ratio as defined. At December 31, 2008 there was approximately $42,000 available for borrowing under the line of credit.

16

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 4 - DEBT - Continued

In March and June 2009, the revolving line of credit was amended to provide for maximum borrowings of $13,500,000 limited to a revised borrowing base calculation of eligible receivables and certain inventory. In addition, the amendment waived existing defaults and revised the following: the interest rate to the greater of 2.5% above prime or 8%, the EBITDA calculation, the liquidity coverage ratio covenant, the annual capital expenditure limitation and extended the maturity date from April 30, 2009 to January 31, 2010. The June 2009 amendment also requires the Company’s Chief Executive Officer to fund up to $2,000,000 under the same terms and conditions as the Company’s Convertible Subordinated Notes (see below), if there is an event of default under the revolving line of credit agreement, or if cash balances decrease to certain levels as defined. The Company’s Chief Executive officer is also required to fund the amount of principal payments that may be required under the Escalate Note through January 30, 2010.

Silicon Valley Bank Term Notes

At December 31, 2007, we had two term notes with principal amounts of $2,486,000 (Term Note 1) and $3,452,000 (Term Note 2). The notes provided for monthly interest payments until January 2007 at prime plus 0.50%. Thereafter, the interest rate is 8.75% and principal and interest payments are made in equal monthly installments until maturity in June 2009 and December 2009, for Term Notes 1 and 2, respectively. At December 31, 2008 the principal amounts on the terms notes was $2,669,000. The notes are collateralized by accounts receivable, inventory, equipment and general assets of the Company. In March 2009, the Company paid the outstanding balances due Silicon Valley Bank under the two term notes.

Escalate Capital Note

In November 2007, we entered into a note and warrant agreement with Escalate Capital (“Escalate”). Pursuant to the agreement, the Company issued warrants to purchase 74,437 of common shares at an exercise price per share of $11.37. The warrants vest upon issuance. Exercise prices of the warrants are based on the value of the Company’s shares at the time of vesting. The warrants carry a term of seven years. Total funds received at the initial borrowing of $4,000,000 were allocated $607,000 to the warrants and $3,393,000 to the note.

In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the note and the warrants were allocated based on their relative fair values. The relative fair value of the warrants of $607,000 at the time of issuance, which was determined using the Black-Scholes option-pricing model, was recorded as additional paid-in capital and reduced the carrying value of the note. The discount on the note is being amortized to interest expense over the term of the note. At December 31, 2007, the unamortized discount on the note is approximately $588,000.

17

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 4 - DEBT - Continued

Under the terms of the initial note agreement, we can borrow up to $12,000,000 from Escalate through October 31, 2008. At December 31, 2007, we have borrowed $4,000,000 under this arrangement. The note bears interest at 11% through August 31, 2008 and 12.5% thereafter. Interest payments are due monthly beginning December 31, 2007. This note is collateralized by all personal property of the Company. The Escalate note is subject to financial and other covenants.

In May 2008 and September 2008, the Company completed amendments to the loan and security agreement which provided waivers of default. In addition, the financial covenants were amended to be based on minimum EBITDA as defined in the agreement, the borrowing date was extended from October 31, 2008 to June 30, 2009, and the warrant exercise price on the outstanding warrants was changed to $5.90. The Company accounted for the warrant exercise price change as a modification in terms and revalued the warrants. Any additional expense will be recognized over the remaining term of the note. The principal balance repayments will occur over 30 months commencing July 31, 2009 and maturing December 31, 2011.

In 2008, the Company borrowed an additional $8,000,000 under the Escalate note agreement. Pursuant to the agreement, 248,875 warrants with a life of seven years were issued and vested proportionately at the time of each additional borrowing. Total borrowings of $8,000,000 were allocated $646,000 to the warrants and $7,354,000 to the note. The values assigned to both the note and the warrants were allocated based on their relative fair values in accordance with EITF No. 00-27, as discussed above. The discount on the note is being amortized to interest expense over the term of the note.

At December 31, 2008, the total borrowings under the Escalate note are $12,000,000 and the total unamortized discount is approximately $1,013,000. A total of 323,312 warrants to purchase the Company’s common stock at $5.90 are held by Escalate at December 31, 2008. At December 31, 2008, the Company was not in compliance with the covenants and received a waiver from Escalate.

In June 2009, the Escalate note agreement was amended to revise the interest rate from 12.5% to 13.5%, the EBITDA calculation, the annual capital expenditure limitation and to allow for the deferral of seventy four percent of the principal payments due from the period July 31, 2009 through March 31, 2010, so long as no event of default occurs during the deferral period, with the deferred principal payments due at maturity. In addition, the amendment reduced the exercise price on the 323,312 existing outstanding warrants from $5.90 per share to $0.01 per share, included the issuance of a new warrant to purchase 120,000 shares of the Company’s common stock at $0.01 per share, and waived existing defaults.

18

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 4 - DEBT - Continued

Convertible Subordinated Notes

In January 2009, the Company entered into Convertible Subordinated Notes with the holders of its Series A Preferred Stock and the Company’s Chief Executive Officer in an amount totaling $7,500,000. The notes bear interest at 12%. The outstanding principal amount of the notes and interest, with unpaid interest through January 15, 2012 is payable in twelve equal monthly payments beginning on January 15, 2012. The Notes may be converted into Series A Preferred Stock of the Company at a conversion price of $2.9778 per share at the option of the holder if the Notes are outstanding on the one year anniversary of their issuance or if there is a change in control of the Company. If the Company should issue a new round of equity financing of at least $15 million (including the proceeds of the notes) the notes shall be automatically converted into shares of capital stock issued in such financing at the same price per share offered to other investors in such financing. Warrants to purchase 364,080 shares of the Company’s common stock at $4.12 per share were issued to the Convertible Subordinated Note holders. The warrants are exercisable as of the date of issuance and carry a term of seven years. The Company will record the notes, conversion feature and warrants at fair value.

The Company’s Chief Executive Officer has committed to fund up to an additional $2,000,000 on the same terms and conditions as the Convertible Subordinated Notes if cash balances decrease to certain levels as defined (See Note 9). If additional funding occurs, warrants to purchase shares of the Company’s common stock will be issued to the Chief Executive Officer. The number of warrants will be determined by dividing 20% of the principal amount of the additional funding by the fair market value of the Company’s common stock on the date of issuance. The warrants will be exercisable on the date of issuance and carry a term of seven years.

In December 2008, the Company’s Chief Executive Officer issued a six month irrevocable standby letter of credit to guaranty payments to one of the Company’s contract manufacturers in the amount of $3,000,000. At December 31, 2008, no guaranty payments have been made by the Chief Executive Officer to the Company’s contract manufacturer (see Note 9). In exchange for the issuance of the $3,000,000 letter of credit, our Chief Executive Officer received exercisable warrants to purchase 15,000 shares of the Company’s common stock at $4.12 per share. The warrants were valued at approximately $28,000, expire in December 2015 and were expensed at time of issuance. The standby letter of credit expired in June 2009.

19

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 4 - DEBT - Continued

Debt Maturities

Maturities of our outstanding indebtedness as of December 31, 2008 are as follows (in thousands):

2009	$15,465
2010	4,560
2011	5,640
2012	—
2013	—
Thereafter	—

Total	$25,665

Letter of Credit

At December 31, 2008 and 2007, the Company has a letter of credit of $338,000 outstanding with Silicon Valley Bank. The letter of credit was issued in 2007 to guarantee certain future payments to our building landlord, in accordance with our office lease agreement. The Company has no outstanding borrowings associated with the letters of credit at December 31, 2008 and 2007.

NOTE 5 - INCOME TAXES

Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2008, future tax benefits from net operating loss carryforwards and other deferred tax assets and are fully reserved.

The Company has available net operating loss carry forwards of $13,297,162 available through years 2027-2028 if not utilized sooner.

20

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 5 - INCOME TAXES - Continued

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended December 31, 2008 and 2007 (in thousands):

	Years ended
	December 31,
	2008	2007
Tax provision (benefit) calculated at statutory rate	$(3,437)	$(2,415)
Permanent differences	675	11
State income tax	5	6
Foreign rate differential	(13)	—

Total	(2,770)	(2,398)
Increase to valuation allowance	2,783	2,404

Provision for income taxes	$13	$6

The components of the net deferred federal income tax assets (liabilities) were as follows (in thousands):

	December 31,
	2008	2007
Deferred tax assets
Bad debt allowance	$185	$102
Goodwill	4,621	5,083
Trademarks	58	64
Accruals	464	134
Inventory reserve	1,119	1,232
Nonqualified stock options	131	—
Warrants	10	—
Net operating loss	4,654	1,873
Deferred tax liabilities
Property and equipment	(110)	(41)
Restricted stock awards	(76)	(174)

Net	11,056	8,273
Less valuation allowance	(11,056)	(8,273)

Net deferred taxes	$—	$—

21

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY

As of December 31, 2008, we are authorized to issue 26,000,000 shares of capital stock, of which 7,000,000 and 19,000,000 shares are reserved for preferred and common stock, respectively.

In January 2009, the Company amended the Certificate of Incorporation to increase the number of shares of authorized capital stock to 40,000,000, of which 12,500,000 and 27,500,000 shares are reserved for preferred and common stock, respectively.

Redeemable Convertible Preferred Stock

On October 4, 2006, we entered into a securities purchase agreement whereby investors purchased an aggregate of 6,380,550 shares of Series A Convertible Preferred Stock (Series A preferred) for $18,020,000 in cash, net of expenses of $980,000, for an original issue price of $2.98 per preferred share.

Each holder of Series A preferred generally votes with our common stock and is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock could be converted.

Each share of the Series A preferred is convertible, at the option of the holder, at any time, to common stock of the Company using a conversion price equal to the original issue price. Conversion occurs automatically upon the earlier to occur of (1) immediately prior to the closing of a firm commitment underwritten public offering in which the public offering price is at least three times the conversion price then in effect and the aggregate gross proceeds to the Corporation exceed $35,000,000 or (2) the date upon which the holders of at least 60% of the then outstanding shares of Series A preferred convert their shares.

The holders of Series A preferred are entitled to cumulative cash dividends at the rate of 12% of the original issue price per annum if and when declared by the Board of Directors. To the extent declared, the dividends are payable quarterly. No dividends have been declared by the Board of Directors on any of the Company’s stock. Cumulative undeclared dividends on preferred stock are approximately $5,130,000 and $2,850,000 at December 31, 2008 and 2007, respectively.

Upon any liquidation, dissolution, or winding up of the Company, the holders of the Series A preferred will be entitled to receive, in preference to the holders of common stock a liquidation payment of $2.98 per preferred share (Liquidation Preference). Upon liquidation, the holders of the Series A Preferred are also entitled to receive any unpaid dividends up to three times the original issue price of $2.98 per preferred share. After these payments are made to the Series A preferred holders, the remaining assets of the Company shall be distributed ratably among the holders of the common stock then outstanding and the holders of the Series A preferred, on an as-converted basis.

22

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

The Series A preferred is redeemable upon receipt of a written request from the holders of not less than 60% of the then outstanding shares of Series A preferred, at any time after October 4, 2011. The redemption amount will be paid in three annual installments. The redemption price is equal to the amount per share equal to the original issue price per share plus accrued dividends, whether or not declared.

In January 2009, the Company entered into Convertible Subordinated Notes with the holders of its Series A Preferred Stock, and the Company’s Chief Executive Officer in an amount totaling $7,500,000 (see Note 4).

Stock Plan

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), Share-Based Payments, (SFAS No. 123(R)) for all share-based payment awards to employees, contractors and directors including stock options and restricted stock units. In addition, we have applied the provisions of SAB No. 107, issued by the SEC, in our adoption of SFAS No. 123(R). At the time of adoption of SFAS No. 123(R), there were no outstanding stock awards.

In September 2006, we adopted the 2006 Equity Incentive Plan (the “Plan”). The Plan permits the granting of 2,758,008 equity-based incentive awards, including incentive stock options, nonqualified stock options, restricted stock and restricted stock units to be granted to our employees and directors. At December 31, 2008 and 2007, there were 542,995, and 405,838 shares, respectively, available for grant under the Plan. We have granted restricted stock and stock option awards under the Plan to employees and non-management directors. These awards are discussed below.

In April 2009, the Company’s stockholders approved increasing the number of shares available for issuance as equity-based incentive awards to 3,386,658.

Restricted Stock

In September 2006, we granted 1,163,100 shares of restricted stock to certain employees. Most of these shares vested 25% at the grant date and the fair value was recognized in earnings at the time of vesting. The remaining fair value of the grants are recognized in earnings monthly over the 48 month vesting period. The fair value of these awards of $1 each was established by the Board of Directors on the date of grant based on the estimated of the fair value of our common stock. In 2007, we issued 75,000 shares of restricted stock with a fair value of $1.72 as determined by the Board on the date of the grant. These shares vest over 36 months. In 2008, 142,205 shares became fully vested under the terms of a separation agreement and no additional restricted stock shares were issued.

23

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Restricted stock activity for 2008 and 2007 is as follows:

	Restricted stock outstanding
	Number of shares	Weighted average grant date fair value
Balance at January 1, 2007	677,180	$1.00
Granted	75,000	1.72
Vested	(195,164)	1.03
Cancellations and forfeitures	—	—

Balance at December 31, 2007	557,016	1.08
Granted	—	—
Vested	(296,075)	1.06
Cancellations and forfeitures	—	—

Balance at December 31, 2008	260,941	$1.10

In March 2009, approximately 330,000 shares of restricted stock were issued with fair value of $4.12 as determined by the Board on the date of grant.

24

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Stock Options

In 2007, the Company began granting stock option awards to certain employees and contractors. These options carry a term of ten years and vest ratably over four years. A summary of our stock option activity for years ended December 31, 2007 and 2008 are as follows:

	Options outstanding
	Number of shares	Weighted average exercise price
Balance at January 1, 2007	—	—
Granted	1,117,770	$5.37
Exercised	—	—
Cancellations and Forfeitures	(3,700)	1.42

Balance at December 31, 2007	1,114,070	$5.37
Granted	622,094	7.16
Exercised	(70,975)	1.42
Cancellations and Forfeitures	(688,276)	5.88

Balance at December 31, 2008	976,913	$6.46

In March 2009, the Board authorized the modification of the exercise price of previously issued unexercised stock options to $4.12 per share from $8.38 and $11.37 per share. Additionally, in March and June 2009, approximately 296,000 new stock options with an exercise price of $4.12 were granted.

The following presents information about outstanding stock options, excluding restricted stock grants, at December 31, 2008.

Options outstanding					Options exercisable
Exercise price	Number	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value	Number	Weighted average exercise price	Aggregate intrinsic value

$1.42	260,900	8.30	$1.42	$704,430	102,599	$1.42	$277,018
11.37	232,480	8.55	11.37	—	75,590	11.37	—
8.38	305,333	9.51	8.38	—	76,490	8.38	—
4.12	178,200	9.89	4.12	—	44,641	4.12	—

25

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

Shares with a fair value of approximately $1,622,274 vested during 2008. Shares with an intrinsic value of approximately $494,000 were exercised during 2008.

The aggregate intrinsic value in the table above is based on the estimated fair value of our common stock of $4.12 at December 31, 2008.

Stock-Based Compensation

The following table summarizes the allocation of stock-based compensation expenses under SFAS No. 123(R) (in thousands):

	Years ended
	December 31,
	2008	2007
Cost of goods sold	$12	$4
Sales and marketing	645	217
Research and development	848	204
General and administrative	548	123

Total stock-based compensation expense	$2,053	$548

The fair value of our common stock is determined by an independent third party valuation of our Company.

The weighted-average estimated fair value of the stock options granted during the years ended December 31, 2008 and 2007 was approximately $7.16 and $5.37, respectively, per share using the Black-Scholes-Merton option-pricing model with the following assumptions: expected volatility for 2008 and 2007 was 65% and 80%, respectively, risk-free interest rate 1.14% - 4.9%, expected dividends 0.0%, and expected term 6.25 years.

The expected volatility assumption for 2008 and 2007 was based upon the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization.

The risk-free interest rate assumption was based upon the implied yields from the U.S. Treasury zero-coupon yield curve with a remaining term equal to the expected term of the options.

The expected term of employee stock options was calculated based on the simplified method as permitted by the SEC’s SAB No. 107.

26

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 6 - STOCKHOLDERS’ EQUITY - Continued

The tax benefit realized for the tax deduction from option exercises was not significant for years ended December 31, 2008 and 2007.

At December 31, 2008, the balance of unearned stock-based compensation to be expensed in future periods related to unvested share-based awards is approximately $3,238,685 for stock options and approximately $235,859 for restricted stock. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is approximately 3.0 years for stock options and 1.75 years for restricted stock.

Warrants

Escalate Capital

As of December 31, 2008, 323,312 warrants to purchase the Company’s common stock at $5.90 per share were outstanding. In June 2009, the exercise price of those warrants was changed to $0.01 and a new warrant was issued to purchase 120,000 shares of the Company’s common stock for $0.01 per share (see Note 4).

Related Party Warrants

In December 2008, The Company effectively issued 15,000 exercisable warrants to purchase shares of the Company’s common stock at an exercise price of $4.12 per share (see Note 9).

In January 2009, the Company issued warrants to purchase 364,080 shares of the Company’s common stock at $4.12 per share. These warrants were issued to the holders of its Series A Preferred Stock, and the Company’s Chief Executive Officer in connection with the $7,500,000 Convertible Subordinated Notes (see Note 4).

Common Shares Reserved

At December 31, 2008, the following shares of common stock were reserved for issuance in connection with the conversion of outstanding preferred stock and the exercise of outstanding options and warrants:

	December 31,
	2008	2007
Preferred stock	6,380,500	6,380,500
Stock options	976,913	1,114,070
Warrants	338,312	74,437

Total reserved	7,695,725	7,569,007

27

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 7 - EMPLOYMENT BENEFIT PLAN

The Company has a 401(k) benefit plan (the “401(k) Plan”) covering substantially all eligible employees. The Company matches 3% of eligible employee contributions, in addition to making discretionary contributions, as determined by our Board. We have not made any discretionary contributions to the 401(k) plan. Employer contributions for the years ended December 31, 2008 and 2007 were $368,000 and $242,000, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company has long-term operating lease agreements related to office space. Rent expense under operating leases for years ended December 31, 2008 and 2007 was $452,381 and $546,015, respectively. During 2007, the Company’s rent expense included utilities. Beginning in 2008 utility expense is no longer a component of rent expense. Future commitments are as follows (in thousands):

2009	$468
2010	468
2011	468
2012	500
2013	500
Thereafter	521

Total	$2,925

We have license agreements in place that commit us to pay royalties generally based on a percentage of the sales price of products using certain technologies. The Company has also accrued its best estimate for royalty costs in cases where we do not have agreements (See Note 1). We cannot be certain that our products, services or technology do not or in the future will not infringe on valid intellectual property rights held by third parties. In addition, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights. In the future, we may be a party to litigation as a result of an alleged infringement of others’ intellectual property. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail on these claims, any related litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of our time and attention and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling, incorporating or using our products and services that use the infringed intellectual property;

•	seek from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•	redesign the products and services that use the technology.

28

Enfora, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008 and 2007

NOTE 8 - COMMITMENTS AND CONTINGENCIES - Continued

From time to time the Company may become involved in legal proceedings with third parties arising in the ordinary course of business. Such actions may subject the Company to significant liability and could be time consuming and expensive to resolve. The Company is not currently a party to, nor is aware of any such litigation or other legal proceedings that could materially impact the Company’s financial position, statements of operations or liquidity.

NOTE 9 - RELATED PARTY TRANSACTIONS

Pursuant to a 2006 agreement, the Company provides consulting, engineering, and administrative services to Modeci, Inc., an entity solely owned by Enfora’s majority stockholder. The amounts paid by Modeci to the Company for those transitional services in 2008 and 2007 was approximately $73,000 and $123,000, leaving a receivable balance due for transitional services of $20,100 and $17,172, respectively. In addition, Modeci may purchase Enfora products, for the years ending December 31, 2008 and 2007 the Company had sales to Modeci of approximately $214,000 and $3,000, respectively. Total accounts receivable, including transitional services from Modeci as of December 31, 2008 and 2007 were $61,574 and $16,798, respectively. The Company purchases inventory display units from Modeci. For the years ended December 31, 2008 and 2007, the Company purchased approximately $21,000 and $533,000, respectively. As of December 31, 2008 and 2007, the Company had an accounts payable balance due to Modeci of $-0- and $235,000, respectively.

In December 2008, the Company’s Chief Executive Officer executed an irrevocable standby letter of credit to guarantee payments to one of the Company’s contract manufacturers in the amount of $3,000,000. At the effective date the Company issued 15,000 exercisable warrants to purchase shares of the Company’s common stock at an exercise price of $4.12 per share and carry a term of seven years. At December 31, 2008, no guaranty payments have been made by the Chief Executive Officer to the Company’s contract manufacturer. The standby letter credit expired in June 2009.

In January 2009, the Company entered into Convertible Subordinated Notes with its two major shareholders, and the Company’s Chief Executive Officer in an amount totaling $7,500,000. The Company’s Chief Executive Officer has committed to fund up to an additional $2,000,000 on the same terms and conditions as the Convertible Subordinated Notes if cash balances reach certain levels as defined or if there is an event of default under the Company’s revolving line of credit agreement (see Note 4).

The Company’s Chief Executive officer is also required to fund the amount of principal payments that are required under the Escalate Note through January 31, 2010 (see Note 4).

NOTE 10 - SUBSEQUENT EVENTS

In 2009 there were a series of transactions effecting the Company’s accounts receivable, debt, equity and related parties. See Note 1, Note 4, Note 6 and Note 9.

29

Enfora, Inc. and Subsidiaries

•	Unaudited Balance Sheet as of September 30, 2010

•	Unaudited Statements of Operations for the nine months ended September 30, 2010 and 2009

•	Unaudited Statements of Cash Flows for the nine months ended September 30, 2010 and 2009

•	Notes to the Unaudited Financial Statements

Enfora, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value per share)

	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$4,221	$4,161
Accounts receivable, net of allowance for doubtful accounts of $505 at September 30, 2010 and $577 at December 31, 2009	9,659	8,608
Inventories	6,062	7,022
Note receivable	—	1,500
Prepaid expenses	943	680

Total current assets	20,885	21,971
Property and equipment, net	1,394	2,000
Deposits and other prepayments	140	187

Total assets	$22,419	$24,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$5,839	$5,189
Notes payable - current portion	3,374	828
Accounts payable	2,640	3,389
Accrued liabilities	4,624	5,139

Total current liabilities	16,477	14,545
Long-term liabilities
Notes payable - noncurrent portion	6,246	9,342
Warrant liability	873	416

Total long-term liabilities	7,119	9,758
Commitments and contingencies (Note 7)
Stockholders’ equity
Redeemable convertible preferred stock - Series A, $0.001 par value, 12,500 shares authorized 9,345 and 9,266 issued and outstanding (liquidation value $37,992 and $35,261 including cumulative undeclared dividends) at September 30, 2010 and December 31, 2009, respectively	26,759	26,613
Common stock $ 0.001 par value, 27,500 shares authorized, 11,193 and 10,855 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	11	11
Additional paid-in capital	12,423	11,343
Accumulated deficit	(40,385)	(38,116)
Cumulative translation adjustment	15	4

Total stockholders’ equity (deficit)	(1,177)	(145)

Total liabilities and stockholders’ equity	$22,419	$24,158

The accompanying notes are an integral part of these unaudited consolidated financial statements.

2

Enfora, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ending September 30, 2010 and 2009

(In thousands)

	2010	2009
	(Unaudited)	(Unaudited)
Revenues	$46,455	$37,717
Cost of goods sold	29,650	25,987

Gross profit	16,805	11,730
Operating expenses
Research and development	6,939	5,509
Sales and marketing	4,576	4,452
General and administrative	4,469	4,394
Depreciation and amortization	853	870

Total operating expenses	16,837	15,225

Loss from operations	(32)	(3,495)
Other income (expense)
Interest expense - cash	(1,479)	(1,693)
Interest expense - non-cash	(709)	(5,511)
Other income, net	6	98

Total other expense	(2,182)	(7,106)

Loss before income taxes	(2,214)	(10,601)
Provision for income taxes	(55)	(5)

Net loss	$(2,269)	$(10,606)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

Enfora, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ending September 30, 2010 and 2009

(In thousands)

	2010	2009
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(2,269)	$(10,606)
Adjustments to reconcile net loss to net cash provided (used)by operating activities
Depreciation and amortization	853	870
Stock-based compensation	986	1,001
Provision for doubtful accounts	(117)	326
Interest expense non-cash	709	5,511
Changes in operating assets and liabilities
Receivables	(935)	6,221
Inventory	961	4,344
Notes receivable	1,500	(1,500)
Prepaid expenses and other assets	49	(64)
Accounts payable	(746)	(4,628)
Accrued expenses	(511)	(1,725)

Net cash provided (used) by operating activities	480	(250)
Investing activities:
Acquisition of property and equipment	(255)	(166)
Disposition of property and equipment	8	—

Net cash used by investing activities	(247)	(166)
Financing activities:
Proceeds from line of credit	54,178	39,113
Payments on line of credit	(53,528)	(43,124)
Repayment of notes payable	(1,060)	(2,903)
Proceeds from subordinated convertible debt	—	7,500
Proceeds from sale of preferred stock	234	468
Proceeds from sale of common stock	—	1

Net cash provided (used) by financing activities	(176)	1,055
Effect of exchange rate on cash	3	(1)

Net increase (decrease) in cash and cash equivalents	60	638
Cash and cash equivalents at beginning of period	4,161	3,717

Cash and cash equivalents at end of period	$4,221	$4,355

Supplemental disclosures:
Cash paid during the period for
Interest	$1,479	$1,693
Income taxes	6	14
Supplemental schedule of noncash investing and financing activities:
Warrants issued for debt and guarantee	$93	$1,673
Conversion of subordinated debt for preferred stock	$—	$8,125

The accompanying notes are an integral part of these unaudited consolidated financial statements.

4

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Enfora, Inc. and Subsidiaries (“we”, the “Company” or “Enfora”) is a provider of wireless networking solutions that enable enterprises to access, analyze and leverage information from their geographically dispersed assets. Our solutions, consisting of wireless modules, integrated products, and enterprise software, are based on our distributed-intelligence architecture that provides a valuable link between an enterprise and its remote assets. Enterprises deploy our solutions for location-based, monitoring and control, and asset intelligence applications, including fleet management, automated meter reading, security and surveillance and inventory management.

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2009. Interim results of operations are not necessarily indicative of the results to be expected for the full year or any other interim periods.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In conformity with U.S. generally accepted accounting principles, we are required to make accounting estimates, judgments, and assumptions that affect the amounts reported in the unaudited consolidated financial statements and in the accompanying notes. The accounting estimates that require our most significant, difficult and subjective judgments include:

•	the valuation of inventory;

•	the valuation of share-based compensation;

•	the recognition and measurement of deferred tax assets and liabilities;

•	the collectability of accounts receivable;

•	the valuation of contingent liabilities, including our product warranty reserve; and

•	the estimate of potential royalty and license fees.

We believe the estimates, judgments, and assumptions upon which we rely are appropriate and correct, based upon information available to us at the time they are made. The actual results we experience may differ materially from our estimates. If there are material differences between these estimates, judgments, or assumptions and actual facts our consolidated financial statements will be affected.

5

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

New Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-16, “Fair Value Measurements and Disclosures”, guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between Level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs using Level 3 methodologies. Except for the detailed disclosure in the Level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance became effective during the nine months ended September 30, 2010. We adopted the relevant provisions of this guidance effective January 1, 2010, which did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-17, “Revenue Recognition — Milestone Method”, which provides guidance on when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Under the milestone method of revenue recognition, a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved only if the milestone meets all criteria that are considered to be substantive. Accordingly, this ASU provides guidance on the definition of a milestone and determining whether a milestone is substantive. This accounting guidance is effective for interim and annual periods ending after June 15, 2010. We have adopted this guidance effective July 1, 2010, which did not have a material impact on our financial statements.

Financial Instruments

Financial instruments included in the Company’s consolidated financial statements include cash and cash equivalents, accounts receivable, other assets, accounts payable, and notes payable. Unless otherwise disclosed in the notes to the consolidated financial statements, the carrying value of financial instruments approximates fair value due to the short period of time to maturity. The carrying value of debt approximates fair value as terms approximate market terms currently available for similar debt instruments. Equity options and warrants are priced using option pricing models and third party valuations.

Cash and Cash Equivalents

We consider highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents consist of bank deposits and money market funds. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded net of an allowance for doubtful accounts.

6

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

We evaluate the collectability of our accounts receivable based on several factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific allowance for doubtful accounts against amounts due to us and reduce the net recorded receivable to the amount we reasonably believe will be collected. We also consider recognizing allowances for doubtful accounts based on the length of time the receivables are outstanding compared to contractual terms, industry and geographic concentrations, the current business environment, and our historical experience. Accounts are written off after final collection efforts are exhausted. If the financial condition of our customers deteriorates or if economic conditions worsen, increases in the allowance may be required in the future. We cannot predict future changes in the financial stability of our customers; therefore, revisions to specific allowances may be required in the future.

Changes in the allowance for doubtful accounts are as follows (in thousands):

	September 30,	December 31,
	2010	2009
Beginning balance	$577	$527
Provision for doubtful accounts	67	326
Write-offs	(139)	(276)

Ending balance	$505	$577

For the nine months ended September 30, 2010 certain customers returned equipment in lieu of payment of fully reserved receivables in the amount of $158,000, reducing the required provision. Additionally, the Company re-established a previously written off receivable by increasing both accounts receivable and allowance for doubtful accounts by $184,000. These amounts are netted in provision for doubtful accounts above.

Inventory Valuation

Our inventories are stated at the lower of average cost or estimated net realizable value. Amounts are typically removed from inventory using the first-in, first-out method. Adjustments to reduce our inventories to estimated realizable value, including write downs for excess and obsolete inventories, are determined by comparing inventory levels of individual materials and parts to current demand forecasts and historical usage for those items. In addition, we review other individual facts and circumstances to determine necessary adjustments to reduce our inventories to estimated realizable value. Actual amounts realized upon the sale of inventories may differ from estimates used to determine inventory valuations due to changes in customer demand, technology, and other factors.

7

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Our property and equipment are stated at cost, net of accumulated depreciation and amortization. We calculate depreciation using the straight-line method over the estimated useful lives of the assets, which generally range from three to seven years. We amortize leasehold improvements using the straight-line method over the lesser of their estimated useful lives or remaining lease terms. Depreciation and amortization expense for the nine months ended September 30, 2010 and 2009 was $853,156 and $869,855, respectively.

Revenue Recognition

We derive our revenue primarily from sales of cellular-based modules and integrated products and, to a lesser extent, from product license fees, design services, software licensing agreements and post contract support (PCS).

Revenues from sales of modules and integrated products are recognized when all of the following conditions are met: a) persuasive evidence of an arrangement exists; b) the price is fixed or determinable; c) the service is performed (delivery); and d) collectability of the resulting receivable is reasonably assured. Depending on the nature of the customer and the related sale terms, revenue is either recognized upon shipment or upon customer payment. Inventories shipped for which the Company has not yet recognized revenue was $77,584 and $193,047 at September 30, 2010 and December 31, 2009 respectively and such amounts are included in finished goods inventories.

Revenue from the sales of modules and integrated platforms accounted for approximately 95% and 92% of total revenues for the nine months ended September 2010 and 2009, respectively.

Certain customers use our intellectual property, as a component of their own product. We receive revenue from the licensing of the right to manufacture certain products. Our royalties from these licenses scale from higher rates at product launch to lower rates as total production milestones are met. These customers self-report their sales to Enfora, after which the Company invoices the customer. Royalty revenue is recognized when earned according to the terms of the agreements and when realization of collectability is considered reasonably assured. Where royalties are based upon licensee sales, revenue is recognized upon analysis of sales results of licensees.

We provide engineering design and test services for our customers to enhance their usage of our products. Design service revenue is recognized as services are performed over the term of the design services contract.

In most cases, embedded software in our hardware products is incidental to the product value. Beginning in 2009 we introduced a new product offering where software is essential to the functionality of the hardware and includes post contract support. These types of arrangements represent a multiple deliverable revenue arrangement.

8

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Effective January 1, 2009, the Company early adopted ASU 2009-13 and ASU 2009-14. These standards modified the revenue recognition guidance for arrangements that involve the delivery of multiple elements and software revenue recognition. Retrospective application of these standards was not applicable since the Company’s related revenue activity began in 2009.

Taxes Collected

We present revenue net of sales taxes and any similar assessments.

Shipping and Handling

Shipping and handling costs related to product shipments to customers are included in cost of goods sold.

Advertising

We expense the costs of advertising as it is incurred. Advertising expenses for the nine months ended September 30, 2010 and 2009 were $350,983 and $306,078 respectively.

Product Warranty

We generally provide a minimum of a one-year warranty on all products sold in the United States. Warranties provided in most other countries carry a two-year warranty if mandated by the specific country where the sales occur. Warranties may exceed two years based on agreed-upon contract terms. We record specific warranty provisions for any identified individual product issues.

Changes in the warranty accrual are as follows (in thousands):

	September 30,	December 31,
	2010	2009
Beginning balance	$440	$1,086
Warranty provisions	(76)	99
Warranty claims	(86)	(745)

Ending balance	$278	$440

Included in Warranty provisions, is a reduction of approximately $126,000 due to a combination of decreases in historical repair activity and other estimates used to calculate the warranty reserve.

9

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Royalty Expense

We have license agreements that commit us to pay royalties generally based on a percentage of the sales price of the products using certain technologies. We recognize royalty obligations in accordance with terms of the respective royalty agreements. We also have accrued for royalty expenses in cases where we do not have agreements, by using our current best estimate of its obligation. These estimates are based on various market data and other relevant information. In September 2010 we revised our estimates and reduced royalty expense included in cost of sales by approximately $588,000 based upon our history of current claims and new royalty agreements entered into during the year. When we enter into future agreements, or when additional information becomes available, estimates will be revised accordingly. Royalty expenses for the nine months ended September 30, 2010 and 2009 were $1,277,422 and $1,209,003, respectively, which are included in costs of goods sold.

Research and Development

Our research and development expenses consist primarily of personnel-related expenses, lab supplies, training, and prototype materials. We expense all of our research and development costs in the period incurred.

Stock-Based Compensation

We have stock-based employee compensation plans. We account for all awards granted under those plans at fair value.

The following table summarizes the allocation of stock-based compensation expense (in thousands):

	Nine months ended September 30,
	2010	2009
Cost of goods sold	$17	$18
Sales and marketing	255	280
Research and development	311	321
General and administrative	403	382

Total stock-based compensation expense	$986	$1,001

10

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Risk Concentration

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of accounts receivable. At September 30, 2010 and December 31, 2009 approximately 77% and 82%, respectively of our net accounts receivable were due from ten customers. For the nine months ended September 2010, the three largest customers represented 13%, 12% and 11% of our revenues and the related accounts receivable from the same customers was approximately, 13%, 20% and 4%. In the same period in 2009, the three largest customers represented 16%, 11% and 9% of our revenues, and the related accounts receivable from the same customers was approximately 18%, 20% and 0%, respectively. We have customers in Asia, Africa, Europe, South America and North America.

At September 30, 2010 and December 31, 2009 approximately 78% and 84%, respectively of our net accounts receivable were due from customers in the United States. We periodically evaluate our customers’ financial condition for creditworthiness and generally do not require collateral.

We depend on third-party contract manufacturers and subcontractors to manufacture all of our products. We do not have long-term supply agreements with our manufacturers. We obtain products on a purchase order basis. The inability of a third-party manufacturer to continue manufacturing our products would have a material adverse effect on our operations.

We provide component parts to two contract manufacturers in the form of raw materials that are used in the manufacturing process of our products. Finished goods are then shipped directly from contract manufacturers to our customers or to our own facility. On occasion, our contract manufacturers are also our customers. Amounts due from our contract manufacturers as customers for the purchase of raw materials are included in accounts receivable. At September 30, 2010 and December 31, 2009, these amounts represented 3% and 4%, respectively, of the accounts receivable balance. No revenue is recognized on raw material purchases by contract manufacturers for use in the manufacturing process of our products.

Foreign Currency Translation

Non-U.S. subsidiaries that operate in local currencies are translated to U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments reported as part of Cumulative translation adjustment within the shareholders’ equity section of the Consolidated Balance Sheets. Income and expense accounts are translated at average exchange rates during the year.

11

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 2 - INVENTORIES

Inventories consist of the following (table in thousands):

	September 30,	December 31,
	2010	2009
Raw materials	$595	$632
Work in process	1	—
Finished goods	5,466	6,390

Total inventory	$6,062	$7,022

Inventory at customer sites for which we have not yet recognized revenue was $77,584 and $193,047 at September 30, 2010 and December 31, 2009 respectively and is included in finished goods.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (table in thousands):

	Estimated	September 30,	December 31,
	service life	2010	2009
Equipment	3 to 5	$2,173	$2,091
Software	3 to 5	2,263	2,193
Computer hardware	3 to 5	874	853
Furniture and fixtures	5 to 7	277	276
Leasehold improvements	7	111	111

Total property and equipment		5,698	5,524
Less accumulated depreciation and amortization		(4,304)	(3,524)

Net property and equipment		$1,394	$2,000

For the period ended September 2010 and December 2009 we retired fully depreciated assets or wrote off certain assets in amounts totaling $81,024 and $1,039,230, respectively. The charge to expense for the nine months ended September 2010 and 2009 was $7,802 and $0, respectively.

12

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 4 - DEBT

Our outstanding debt obligations are as follows (in thousands):

	September 30,	December 31,
	2010	2009
Silicon Valley Bank Line of Credit	$5,839	$5,189
Escalate Capital Note	10,473	11,532

Total debt	16,312	16,721
Less:
Unamortized debt discount	(853)	(1,362)
Current maturities of long-term debt	(9,213)	(6,017)

Long-term debt	$6,246	$9,342

For the nine months ended September 30, 2010, Interest expense – non cash was comprised of amortization of debt discount in the amount of $709,000. For the nine months ended September 30, 2009, Interest expense – non-cash was comprised of: (i) amortized debt discount and interest expense for the Convertible Subordinated notes of $4,479,000 and $625,000 respectively, and (ii) amortization of other debt discount in the amount of $407,000.

As part of the merger with Novatel (see Note 9) all outstanding debt of the Company at November 30, 2010, was paid off.

NOTE 5 - INCOME TAXES

The Company adopted ASC Topic 740 in the first quarter of 2009. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. No liabilities or assets have been recognized as a result of the implementation of ASC Topic 740. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions. If any penalties and interest are recognized in the future, they will be recorded in income tax expense. The Company’s federal income tax returns for the year ended December 31, 2006 and subsequent years remain subject to examination. The Company’s Texas franchise and margin tax returns remain subject to examination for the 2007 report year and subsequent report years.

We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. We must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. Our deferred tax assets were fully reserved at September 30, 2010 and December 31, 2009.

13

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 5 - INCOME TAXES - Continued

The Company is subject to the margin tax imposed by the State of Texas. The margin tax in general is based on gross revenue generated during the year less a limited number of eligible deductions. In accordance with accounting literature, the margin tax is treated as an income tax for financial reporting purposes.

Income tax expense for the nine month period ending September 30, 2010, was primarily comprised of margin tax and income taxes related to the Company’s foreign subsidiaries. Income tax expense for the same period in 2009 was primarily comprised of margin tax.

NOTE 6 - EMPLOYMENT BENEFIT PLAN

We have a 401(k) benefit plan (the “401(k) Plan”) covering substantially all eligible employees. The Company matched 3% of eligible employee contributions through the beginning of May 2009 at which point the Company ceased matching contributions. We may make discretionary contributions to the 401(k) Plan, as determined by our Board. We have not made any discretionary contributions to the 401(k) plan. Employer contributions for the nine months ended September 30, 2010 and 2009 were approximately $0 and $113,000, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

We have long-term operating lease agreements related to office space. For the nine months ended September 30, 2010 and 2009 rent expense under operating leases was $339,286.

We have license agreements in place that commit us to pay royalties generally based on a percentage of the sales price of products using certain technologies. We also accrued our best estimate for royalty costs in cases where we do not have agreements (See Note 1). We cannot be certain that our products, services or technology do not or in the future will not infringe on valid intellectual property rights held by third parties. In addition, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights. In the future, we may be a party to litigation as a result of an alleged infringement of others’ intellectual property. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail on these claims, any related litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of our time and attention and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling, incorporating or using our products and services that use the infringed intellectual property;

•	seek from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•	redesign the products and services that use the technology.

14

Enfora, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

From time to time we may become involved in legal proceedings with third parties arising in the ordinary course of business. Such actions may subject the Company to significant liability and could be time consuming and expensive to resolve. The Company is not currently a party to, nor is aware of any such litigation or other legal proceedings that could materially impact our financial position, statements of operations or liquidity.

NOTE 8 - RELATED PARTY TRANSACTIONS

Pursuant to a 2006 agreement, we provide consulting, engineering, and administrative services to Modeci, Inc., an entity solely owned by Enfora’s majority stockholder.

The amounts paid by Modeci to the Company for those transitional services in the period September 30, 2010 and 2009 was approximately $33,000 and $26,000, respectively. In addition, Modeci may purchase Enfora products. For the nine months ending September 30, 2010 and 2009 we had sales to Modeci of approximately $45,000 and $179,000, respectively. Total accounts receivable, including transitional services from Modeci as of September 30, 2010 and December 31, 2009 were $3,567 and $3,357, respectively. We make purchases from Modeci. For the periods ended September 30, 2010 and 2009, we purchased approximately $12,600 and $0, respectively. At September 30, 2010 and December 31, 2009, we did not have an accounts payable balance due to Modeci.

NOTE 9 - SUBSEQUENT EVENTS

On November 5, 2010, the Company entered into an Agreement and Plan of Merger with Novatel Wireless, Inc. (Novatel). On November 30, 2010, the transaction was completed and Enfora became a wholly owned subsidiary of Novatel.

We have evaluated subsequent events through December 17, 2010, the date these financial statements were available to be issued. With the exception of those matters discussed above, there are no other subsequent events that require disclosure.

15